Exhibit 2.1

Scheme Implementation Deed

Nova Minerals Limited

ACN 006 690 348

Nova Minerals Corp

A company incorporated in the State of Nevada, United States

3 March 2026

Contents

1.	Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	8
	1.3	Knowledge	9

2.	Agreement to propose and implement Schemes		9
	2.1	Nova Minerals to propose Schemes	9
	2.2	Agreement to implement Schemes	9

3.	Conditions Precedent		9
	3.1	Conditions Precedent to implementation of the Share Scheme	9
	3.2	Conditions Precedent to implementation of the Warrant Scheme	11
	3.3	Reasonable endeavours to satisfy Conditions Precedent	12
	3.4	Waiver of Conditions Precedent	12
	3.5	Certificates in relation to Conditions Precedent	14
	3.6	Conditions Precedent not met	14
	3.7	Failure to agree	14

4.	Transaction Steps – Share Scheme		14
	4.1	Share Scheme	14
	4.2	No amendment to the Share Scheme without consent	15
	4.3	Share Scheme consideration	15
	4.4	Nova Minerals CDIs – registration and notices	16
	4.5	Nova Minerals Corp Shares – registration and notices	17
	4.6	Ineligible Foreign Shareholders	17
	4.7	Small Parcel Holders	18
	4.8	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to rank equally	18
	4.9	Share Scheme Deed Poll	19

5.	Transaction Steps – Warrant Scheme		19
	5.1	Warrant Scheme	19
	5.2	No amendment to the Warrant Scheme without consent	19
	5.3	Warrant Scheme Consideration	19
	5.4	Nova Minerals Corp Warrants – registration and notices	20
	5.5	Terms of Nova Minerals Corp Warrants	20
	5.6	Warrant Scheme Deed Poll	20

6.	Convertible Securities		20

7.	Implementation of the Schemes		21
	7.1	General obligations	21
	7.2	Nova Minerals obligations	21
	7.3	Nova Minerals Corp obligations	27
	7.4	Form of Recommendation	30
	7.5	Scheme Booklet	30

8.	Representations and warranties		31
	8.1	Representations and warranties	31
	8.2	Nature of representations and warranties	31
	8.3	No other warranties or reliance	32
	8.4	Release	32

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9.	Termination rights		32
	9.1	Termination events	32
	9.2	Notice of breach	33
	9.3	Termination right	33
	9.4	Effect of termination	33
	9.5	Disclosure on termination of deed	33

10.	Public announcements		33
	10.1	Announcement of transaction	33
	10.2	Public announcements	33
	10.3	Statements on termination	34

11.	Notices		34
	11.1	Manner of giving notice	34
	11.2	When notice given	34
	11.3	Proof of service	35
	11.4	Documents relating to legal proceedings	35
	11.5	Address for notices	35

12.	Entire agreement		35
	12.1	Entire agreement	35
	12.2	No reliance	35
	12.3	Termination rights	35

13.	General		36
	13.1	Amendments	36
	13.2	Assignments	36
	13.3	Costs	36
	13.4	GST	36
	13.5	Consents	36
	13.6	Counterparts	36
	13.7	Exercise and waiver of rights	36
	13.8	Further assurance	37
	13.9	No merger	37
	13.10	Severability	37

14.	Governing law and jurisdiction		37
	14.1	Governing law	37
	14.2	Jurisdiction	37

Schedule

1.	Indicative Timetable
2.	Capital Structure
3.	Agreed Public Announcement
4.	Share Scheme
5.	Warrant Scheme
6.	Share Scheme Deed Poll
7.	Warrant Scheme Deed Poll

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THIS DEED is made on 3 March 2026

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	Nova Minerals Corp, a corporation incorporated under the laws of Nevada, United States, whose registered office is at 112 North Curry Street, Carson City, NV 89703, United States (Nova Minerals Corp).

Recitals:

(A)	Nova Minerals is an Australian public company that has its ordinary shares quoted on ASX and its Nova Minerals Listed Warrants and ADSs quoted for trading on NASDAQ.

(B)	Nova Minerals Corp is a company incorporated in the State of Nevada, United States and which has been established for the purposes of effecting a re-domiciliation of Nova Minerals to the United States.

(C)	Nova Minerals wishes to effect the re-domiciliation by way of two separate schemes of arrangement under Part 5.1 of the Corporations Act, being the Share Scheme and the Warrant Scheme.

(D)	Nova Minerals Corp will acquire all of the Scheme Shares in consideration for Nova Minerals Corp issuing Nova Minerals Corp CDIs pursuant to this deed, the Share Scheme and the Share Scheme Deed Poll.

(E)	Nova Minerals Corp will acquire all of the Scheme Warrants in consideration for Nova Minerals Corp issuing Nova Minerals Corp Warrants pursuant to this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

(F)	This deed is entered into to record and give effect to the terms and conditions on which Nova Minerals Corp and Nova Minerals propose to implement the Schemes.

The Parties agree as follows:

1.	Interpretation

1.1	Definitions

In this deed the following terms shall bear the following meanings:

ADS means an American Depositary Share.

ADS Depositary means The Bank of New York Mellon.

ADS Holder means a holder of Nova Minerals ADSs.

Affiliate means, in relation to any specified person (other than a natural person), any other person (which shall include a natural person) directly or indirectly Controlling or Controlled by such specified person or under direct or indirect common control with such specified person.

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Agreed Public Announcement means an announcement of Nova Minerals, the form of which is set out in Schedule 3, to be released by Nova Minerals on ASX (with a copy to be filed with the SEC) pursuant to clauses 7.2(a) and 10.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means ASX Settlement Operating Rules of ASX Settlement.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ or NYSE, a day on which NASDAQ or NYSE is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or Nevada, United States.

CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a Nova Minerals Corp Share that is registered in the name of CDN, or beneficial ownership is held by CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Conditions Precedent means the conditions precedent to the Schemes in clause 3.1 in respect of the Share Scheme and clause 3.2 in respect of the Warrant Scheme.

Convertible Securities means the Nova Minerals Unlisted Warrants and Nova Minerals Incentives.

Control has the meaning given to that term in section 50AA of the Corporations Act and Controlling and Controlled have the corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act as agreed to in writing between the parties.

Court Documents means the documents that Nova Minerals determines (acting reasonably) are required for the purposes of appearing at a hearing of the Court in connection with the Schemes and which may include originating process, affidavits, submissions and draft minutes of Court orders.

Depositary Nominee has the meaning given to it in the ASX Settlement Rules.

Deed Polls means the Share Scheme Deed Poll and the Warrant Scheme Deed Poll.

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Effective means, when used in relation to the Schemes, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Schemes taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date the Schemes become Effective.

Election Form means the form pursuant to which Small Parcel Holders may elect not to participate in the Sale Facility and be treated as Excluded Small Parcel Holders as contemplated in clause 4.7.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 4.7 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Execution Date means the date of this deed.

First Court Date means the first day on which an application is made to the Court for an order under section 411(1) of the Corporations Act approving the convening of the Scheme Meetings.

GST has the meaning given to it in the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by the parties.

Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether:

(a)	the Share Scheme is in the best interests of Nova Minerals Shareholders;

(b)	the Warrant Scheme is in the best interests of Nova Minerals Listed Warrant Holders,

including any updates or amendments to this report made by the Independent Expert.

Indicative Timetable means the indicative timetable in relation to the implementation of the Schemes set out in Schedule 1 or as otherwise may be agreed in writing by Nova Minerals Corp and Nova Minerals, acting reasonably.

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Ineligible Foreign Shareholder means any Share Scheme Participant whose address shown on the Nova Minerals Share Register as at the Record Date is a place outside Australia, New Zealand, United States and such other jurisdictions determined by Nova Minerals, unless, no less than three Business Days prior to the Share Scheme Meeting, Nova Minerals and Nova Minerals Corp agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Nova Minerals Shareholder with the Share Scheme Consideration when the Share Scheme becomes Effective.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Nova Minerals Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals ADS means an ADS, representing 12 Nova Minerals Shares and which trades on NASDAQ under the ticker code “NVA”.

Nova Minerals Board means the board of directors of Nova Minerals from time to time.

Nova Minerals Corp Board means the board of directors of Nova Minerals Corp.

Nova Minerals Corp CDI means a CDI representing a beneficial interest in 1/12th of a Nova Minerals Corp Share.

Nova Minerals Corp CDI Register means the register of Nova Minerals Corp CDI holders maintained by or on behalf of Nova Minerals Corp.

Nova Minerals Corp Information means the information that Nova Minerals Corp provides to Nova Minerals under clause 7.3(a) for inclusion in the Scheme Booklet.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Share Register means the register of Nova Minerals Corp shareholders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws in the State of Nevada, United States.

Nova Minerals Corp Warrant means a warrant to acquire a Nova Minerals Corp Share, to be issued on substantially the same terms as a Nova Minerals Listed Warrant, other than any terms which are required to be adjusted to implement the Schemes, including any adjustments to the exercise price and the number of Nova Minerals Corp Shares issued upon exercise.

Nova Minerals Corp Warrant Register means the register of Nova Minerals Corp Warrant holders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws.

Nova Minerals Director means a director of Nova Minerals from time to time.

Nova Minerals Group means Nova Minerals and its Subsidiaries.

Nova Minerals Information means all information included in the Scheme Booklet other than Nova Minerals Corp Information and the Independent Expert’s Report.

Nova Minerals Listed Warrant means a NASDAQ quoted warrant to acquire a Nova Minerals ADS under the ticker code “NVAWW”, as set out in Part 2 of Schedule 2.

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Nova Minerals Listed Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Listed Warrant.

Nova Minerals Incentives means the performance rights and options issued pursuant to Nova Minerals’ equity incentive plan, as set out in Part 4 of Schedule 2.

Nova Minerals Incentive Holder means a holder of Nova Minerals Incentives.

Nova Minerals Share means a fully paid ordinary share issued in the capital of Nova Minerals.

Nova Minerals Share Register means the register of holders of Nova Minerals Shares, comprising the Australian principal and US branch share registers, maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Nova Minerals Shareholder means a person who is registered in the Nova Minerals Share Register as the holder of one or more Nova Minerals Shares, from time to time.

Nova Minerals Unlisted Warrant means a warrant to acquire a Nova Minerals ADS, as set out in Part 3 of Schedule 2.

Nova Minerals Unlisted Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Unlisted Warrant.

Nova Minerals Warrant Register means the register of holders of Nova Minerals Listed Warrants and Nova Minerals Unlisted Warrants maintained by or on behalf of Nova Minerals in accordance with applicable laws.

NYSE means the New York Stock Exchange.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulator’s Draft has the meaning given in clause 7.2(e)(i).

Regulatory Authority includes:

(a)	a government or governmental, semi-governmental, administrative, fiscal or judicial entity or authority;

(b)	a minister, department, office, commission, delegate, instrumentality, tribunal, agency, board, authority or organisation of any government;

(c)	any regulatory organisation established under statute;

(d)	any stock or securities exchange;

(e)	in particular, ASX, ASIC, SEC, NYSE and NASDAQ; and

(f)	any representative of any of the above.

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Relevant Interest has the meaning given to that term in the Corporations Act.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Schemes; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Schemes.

RG 60 means Regulatory Guide 60 issued by ASIC as updated from time to time.

RG 112 means Regulatory Guide 112 issued by ASIC as updated from time to time.

Sale Agent means a person appointed by Nova Minerals or Nova Minerals Corp to administer the Share Sale Facility and to sell or arrange the sale of Nova Minerals Corp CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Share Scheme.

Schemes means the Share Scheme and the Warrant Scheme.

Scheme Booklet means the information booklet to be despatched to all Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders and approved by the Court in connection with the Schemes, including the Schemes, the explanatory statement in respect of the Schemes, the Independent Expert’s Report and the notice of meeting.

Scheme Consideration means the Share Scheme Consideration and the Warrant Scheme Consideration.

Scheme Meetings means the Share Scheme Meeting and the Warrant Scheme Meeting.

Scheme Shares means all of the Nova Minerals Shares on issue on the Record Date.

Scheme Participants means the Share Scheme Participants (including the Australian custodian of the ADS Depositary) and the Warrant Scheme Participants.

Scheme Warrant means a Nova Minerals Listed Warrant as at the Record Date.

SEC means the U.S. Securities and Exchange Commission.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Schemes is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Small Parcel Holder means a Share Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Nova Minerals Shares on the Record Date.

Share Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Share Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Share Scheme.

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Share Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Nova Minerals and Share Scheme Participants (including the Australian custodian of the ADS Depositary) in the form or substantially in the form of Schedule 4, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each of Nova Minerals Corp and Nova Minerals.

Share Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Share Scheme Participants (other than the Australian custodian of the ADS Depositary) at the Record Date and such number of Nova Minerals Corp Shares, based on a ratio of 1 Nova Minerals Corp Share for 12 Scheme Shares, to US Share Scheme Participants as described in clause 4.3.

Share Scheme Deed Poll means the deed poll to be entered into by Nova Minerals Corp, in the form or substantially in the form of Schedule 6, or in such other form as agreed in writing between Nova Minerals and Nova Minerals Corp.

Share Scheme Meeting means the meeting of Nova Minerals Shareholders convened by the Court in relation to the Share Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Share Scheme Participant means each person who is a Nova Minerals Shareholder (including the Australian custodian of the ADS Depositary) on the Record Date.

Subsidiaries has the meaning given to that term in the Corporations Act.

Takeover Panel means the Takeover Panel constituted under the Australian Securities and Investments Commission Act 2001 (Cth).

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), or both jointly, as the context requires.

Trading Day means a trading day as defined in the Listing Rules.

United States means the United States of America.

US Share Scheme Participant means a Share Scheme Participant who is a Nova Minerals Shareholder registered on Nova Minerals US branch share register.

Warrant Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Nova Minerals and Warrant Scheme Participants in the form or substantially in the form of Schedule 5, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each of Nova Minerals Corp and Nova Minerals.

Warrant Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Warrant Scheme Participants at the Record Date as described in clause 5.3.

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Warrant Scheme Deed Poll means the deed poll to be entered into by Nova Minerals Corp, in the form or substantially in the form of Schedule 7, or in such other form as agreed in writing between Nova Minerals and Nova Minerals Corp.

Warrant Scheme Meeting means the meeting of Nova Minerals Listed Warrant Holders convened by the Court in relation to the Warrant Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Warrant Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

1.2	Interpretation

In this deed, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this deed, and a reference to this deed includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this deed has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

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1.3	Knowledge

Where this deed makes reference to the knowledge or awareness of a party, or any similar reference, such knowledge or awareness will be taken to mean the actual knowledge and awareness of the party, but will not include any deemed or imputed knowledge of the party.

2.	Agreement to propose and implement Schemes

2.1	Nova Minerals to propose Schemes

(a)	Nova Minerals agrees to propose the Schemes on and subject to the terms and conditions of this deed.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose the Schemes on and subject to the terms and conditions of this deed.

2.2	Agreement to implement Schemes

The parties agree to implement the Schemes on the terms and conditions of this deed.

3.	Conditions Precedent

3.1	Conditions Precedent to implementation of the Share Scheme

Subject to this clause 3.1, the Share Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Share Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	(Regulatory approvals) before 5.00 pm on the Business Day before the Second Court Date in relation to the Share Scheme:

(i)	(ASIC) ASIC has issued or provided all such reliefs, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which the parties agree are reasonably necessary or desirable to implement the Share Scheme and such reliefs, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	(ASX) ASX has issued or provided all such reliefs, confirmations, consents, approvals, waivers or does such other acts which the parties agree are reasonably necessary to implement the Share Scheme and such reliefs, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	(Other) all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Share Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing);

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(b)	(Order convening Share Scheme Meeting) the Court makes orders convening the Share Scheme Meeting under section 411(1) of the Corporations Act;

(c)	(Nova Minerals Shareholder approval) Nova Minerals Shareholders approve the Share Scheme at the Share Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(d)	(Court approval of Share Scheme) the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Share Scheme;

(e)	(Share Scheme orders lodged with ASIC) an office copy of the Court order approving the Share Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(f)	(No restraining orders) as at 8.00 am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule or regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Share Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Share Scheme on the Implementation Date;

(g)	(Independent Expert Report) the Independent Expert provides a report to Nova Minerals that concludes that the Share Scheme is in the best interests of Nova Minerals Shareholders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date;

(h)	(NYSE listing) before 8.00 am on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of Nova Minerals Corp Shares, subject to official notice of issuance following implementation and any customary conditions;

(i)	(ASX Listing) before 8.00am on the Effective Date, ASX approves:

(i)	the admission of Nova Minerals Corp to the official list of the ASX; and

(ii)	the Nova Minerals Corp CDIs for official quotation by the ASX, subject only to any conditions which ASX may reasonably require that are acceptable to the boards of Nova Minerals and Nova Minerals Corp and to the Share Scheme becoming Effective;

(j)	(Ability to issue CDIs) before 5.00 pm on the Business Day prior to the Second Court Date, Nova Minerals Corp and Nova Minerals doing everything necessary under the ASX Settlement Rules to enable CDN to allot and issue the Share Scheme Consideration under the Share Scheme, other than the actual allotment and issue or transfer (as applicable) of the Nova Minerals Corp CDIs to CDN under the Share Scheme; and

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(k)	(Ability to issue Nova Minerals Corp Shares) on Implementation Date, Nova Minerals Corp doing everything necessary to allot and issue Nova Minerals Corp Shares under the Share Scheme to US Share Scheme Participants and to ADS Holders through the ADS Depositary, other than the actual allotment and issue or transfer (as applicable) of the Nova Minerals Corp Shares.

3.2	Conditions Precedent to implementation of the Warrant Scheme

Subject to this clause 3.2, the Warrant Scheme will not become Effective, and the respective obligations of the parties in relation to the implementation of the Warrant Scheme are not binding, unless each of the following conditions precedent are satisfied or waived to the extent and in the manner set out in this clause 3:

(a)	(Regulatory approvals) before 5.00 pm on the Business Day before the Second Court Date in relation to the Warrant Scheme:

(i)	(ASIC) ASIC has issued or provided all such reliefs, confirmations, consents, approvals, qualifications or exemptions, or does such other acts which the parties agree are reasonably necessary or desirable to implement the Warrant Scheme and such reliefs, waivers, confirmations, consents, approvals, qualifications or exemptions or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(ii)	(ASX) ASX has issued or provided all such reliefs, confirmations, consents, approvals, waivers or does such other acts which the parties agree are reasonably necessary to implement the Warrant Scheme and such reliefs, confirmations, consents, approvals, waivers or other acts (as the case may be) have not been withdrawn, suspended, varied or revoked;

(iii)	(Other) all other regulatory approvals, waivers, consents, exemptions or declarations that are necessary or required by law, or by any Regulatory Authority, to implement the Warrant Scheme on the basis set out in this deed, to complete the transactions contemplated by this deed being granted, given, made or obtained and those regulatory approvals or waivers not being withdrawn, cancelled, revoked or varied in a manner that is materially adverse to the parties (or subject to any notice, intimation or indication of intention to do any such thing);

(b)	(Order convening Warrant Scheme Meeting) the Court makes orders convening the Warrant Scheme Meeting under section 411(1) of the Corporations Act;

(c)	(Nova Minerals Listed Warrant Holder approval) Nova Minerals Listed Warrant Holders approve the Warrant Scheme at the Warrant Scheme Meeting by the requisite majorities under section 411(4)(a) of the Corporations Act, as modified under section 411(4)(a)(ii)(A) of the Corporations Act or otherwise;

(d)	(Court approval of Warrant Scheme) the Court approves the Warrant Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Warrant Scheme;

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(e)	(Court Approval of Share Scheme) the Court approves the Share Scheme in accordance with section 411(4)(b) of the Corporations Act, in a manner that satisfies section 3(a)(10) of the US Securities Act of 1933 with respect to all securities to be offered, issued or sold by Nova Minerals Corp under the Share Scheme;

(f)	(Warrant Scheme orders lodged with ASIC) an office copy of the Court order approving the Warrant Scheme under section 411(10) of the Corporations Act is lodged with ASIC;

(g)	(NYSE listing) before 8.00 am on the Implementation Date, NYSE has confirmed it has no objections to listing on NYSE of Nova Minerals Corp Warrants (and the underlying Nova Minerals Corp Shares), subject to official notice of issuance following implementation and any customary conditions;

(h)	(No restraining orders) as at 8.00 am on the Second Court Date, no judgement, order, decree, statute, law, ordinance, rule or regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition or other order or decision has been issued, made, entered, enacted, promulgated or enforced by any court of competent jurisdiction or any Regulatory Authority remains in effect that prohibits, restricts, makes illegal or restrains the completion of the Warrant Scheme, and there is no other legal restraint or prohibition, preventing the consummation of any aspect of the Warrant Scheme on the Implementation Date; and

(i)	(Independent Expert Report) the Independent Expert provides a report to Nova Minerals that concludes that the Warrant Scheme is in the best interests of Nova Minerals Listed Warrant Holders on or before the time when the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert not withdrawing or adversely modifying that conclusion before 8.00 am on the Second Court Date.

3.3	Reasonable endeavours to satisfy Conditions Precedent

Each of the parties will use its reasonable endeavours to procure that:

(a)	each of the Conditions Precedent is satisfied as soon as practicable after the date of this deed and continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and

(b)	there is no occurrence within the control of Nova Minerals or Nova Minerals Corp (as the context requires) or their Affiliates that would prevent the Conditions Precedent being satisfied.

3.4	Waiver of Conditions Precedent

(a)	In relation to the Share Scheme, the Conditions Precedent in:

(i)	clauses 3.1(a)(i) and 3.1(a)(ii) (ASIC and ASX Regulatory Approvals), 3.1(b) (Order convening Share Scheme Meeting), 3.1(c) (Nova Minerals Shareholder Approval), 3.1(d) (Court Approval of Share Scheme), 3.1(e) (Share Scheme Orders Lodged with ASIC), 3.1(f) (No Restraining Orders), 3.1(h) (NYSE Listing), 3.1(i) (ASX Listing), 3.1(j) (Ability to issue CDIs), and 3.1(k) (Ability to issue Nova Minerals Corp Shares) are for the benefit of both parties and cannot be waived;

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(ii)	clause 3.1(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iii)	clause 3.1(g) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of Nova Minerals.

(b)	In relation to the Warrant Scheme, the Conditions Precedent in:

(i)	clauses 3.2(a)(i) and 3.2(a)(ii) (ASIC and ASX Regulatory Approvals), 3.2(b) (Order convening Warrant Scheme Meeting), 3.2(c) (Nova Minerals Listed Warrant Holder Approval), 3.2(d) (Court Approval of Warrant Scheme), 3.2(e) (Court Approval of Share Scheme), 3.2(f) (Warrant Scheme Orders Lodged with ASIC), 3.2(g) (NYSE listing), and 3.2(h) (No Restraining Orders) are for the benefit of both parties and cannot be waived;

(ii)	clause 3.2(a)(iii) (Other Regulatory Approvals) is for the benefit of both parties, and any breach or non-fulfilment of such Condition Precedent may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion; and

(iii)	clause 3.2(i) (Independent Expert Report) is for the sole benefit of, and any breach or non-fulfilment of such Condition Precedent may only be waived with the written consent of Nova Minerals.

(c)	A party entitled to waive the breach or non-fulfilment of a Condition Precedent pursuant to this clause 3.4 may do so in its absolute discretion subject to the provision of written notice to the other party. Any such waiver by a party for whose benefit the relevant Condition Precedent applies must take place on or prior to 8.00 am on the Second Court Date.

(d)	If a party waives the breach or non-fulfilment of a Condition Precedent, that waiver precludes the party from suing another party for any breach of this deed that resulted in the breach or non-fulfilment of the Condition Precedent.

(e)	Waiver of a breach or non-fulfilment in respect of one Condition Precedent does not constitute:

(i)	a waiver of breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii)	a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event.

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3.5	Certificates in relation to Conditions Precedent

(a)	At the hearing at which the application for an order under section 411(4)(b) of the Corporations Act approving the Schemes is considered by the Court, Nova Minerals and Nova Minerals Corp will provide a joint certificate to the Court confirming whether or not the Conditions Precedent in relation to each Scheme have been satisfied or waived in accordance with the terms of this deed.

(b)	The parties shall use their reasonable endeavours to agree drafts of the joint certificates for the Schemes referred to in this clause 3.5 by 8.00 am on the Second Court Date.

3.6	Conditions Precedent not met

If:

(a)	there is a non-fulfilment of a Condition Precedent which is not waived in accordance with this deed by the time or date specified in this deed for the satisfaction of the Condition Precedent;

(b)	there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this deed for the satisfaction of the Condition Precedent (and the non-fulfilment which would otherwise occur has not already been waived in accordance with this deed); or

(c)	it becomes more likely than not that the Schemes will not become Effective by the End Date,

the parties must consult in good faith with a view to:

(d)	considering and if agreed, determining whether the Schemes may proceed by way of alternative means or methods;

(e)	considering and if agreed, extending the time or date for satisfaction of the relevant Condition Precedent or the End Date (as applicable); or

(f)	considering and if agreed, changing the date of application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Schemes or adjourning that application to another date agreed to in writing by the parties (being a date no later than five Business Days before the End Date).

3.7	Failure to agree

If the parties are unable to reach agreement under clause 3.6 within five Business Days (or any shorter period ending on 5.00 pm on the day before the Second Court Date), either party may terminate this deed and such termination will be in accordance with clause 9.

4.	Transaction Steps – Share Scheme

4.1	Share Scheme

(a)	Nova Minerals must, as soon as reasonably practicable after the Execution Date and substantially in accordance with the Indicative Timetable, propose the Share Scheme in accordance with Part 5.1 of the Corporations Act to Nova Minerals Shareholders on and subject to the terms and conditions of this deed and the Share Scheme.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose and implement the Share Scheme in accordance with Part 5.1 of the Corporations Act and must use all reasonable endeavours to do so in accordance with the terms and conditions of this deed and the Share Scheme.

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(c)	If the Share Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Shares held by Share Scheme Participants (including the Australian custodian of the ADS Depositary) on the Record Date will be transferred to Nova Minerals Corp;

(ii)	in exchange, each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) will receive the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll; and

(iii)	ADS Holders who hold Nova Minerals ADSs will be issued Nova Minerals Corp Shares for ADSs held by such ADS Holder through the ADS Depositary. In particular, the ADS Depositary (who holds Nova Minerals Shares for the benefit of the ADS Holders) will be issued Nova Minerals Corp Shares for Scheme Shares held by their Australian custodian on the Record Date (rounded up to the nearest whole Nova Minerals Corp Share), in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll.

4.2	No amendment to the Share Scheme without consent

Nova Minerals must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Share Scheme without the prior written consent of Nova Minerals Corp (which consent cannot be unreasonably withheld).

4.3	Share Scheme consideration

(a)	Subject to clauses 4.6 and 4.7, Nova Minerals Corp undertakes and warrants to Nova Minerals (in its own right and on behalf of each Share Scheme Participant) that in consideration of the transfer to Nova Minerals Corp of each Scheme Share held by a Share Scheme Participant under the terms of the Share Scheme, Nova Minerals Corp will (subject to the terms of this deed, the Share Scheme and the Share Scheme Deed Poll) on the Implementation Date:

(i)	in the case of a Share Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)):

(A)	issue one Nova Minerals Corp Share for every 12 Scheme Shares held by US Share Scheme Participants on the Record Date;

(B)	procure CDN to issue one new Nova Minerals Corp CDI to that Share Scheme Participant (other than US Share Scheme Participants) for every Scheme Share held by that Share Scheme Participant on the Record Date; and

(C)	issue to CDN (as Depositary Nominee) the relevant number of Nova Minerals Corp Shares underlying such Nova Minerals Corp CDIs (being one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs)

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(ii)	in the case of ADS Holders:

(A)	issue one Nova Minerals Corp Share to the ADS Depositary for every 12 Scheme Shares held by the Australian custodian of the ADS Depositary on the Record Date; and

(B)	procure the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such Nova Minerals Corp Shares to the ADS Holders on the basis of one Nova Minerals Corp Share for each Nova Minerals ADS held by the ADS Holder on the Record Date; and

(iii)	issue to the Sale Agent such number of Nova Minerals Corp CDIs in accordance with clauses 4.6 and 4.7 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to, and issue to CDN (as Depositary Nominee) one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs to be issued to the Sale Agent.

(b)	Where the calculation of the number of Nova Minerals Corp Shares to be issued to US Share Scheme Participants would result in the issue of a fraction of a Nova Minerals Corp Share, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares.

(c)	Where the calculation of the number of Nova Minerals Corp CDIs to be issued to a Share Scheme Participant would result in the issue of a fraction of an underlying Nova Minerals Corp Share to CDN, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares, so that the number of Nova Minerals Corp CDIs issued to each Share Scheme Participant is wholly divisible by 12.

(d)	Nova Minerals acknowledges that the undertaking by Nova Minerals Corp in clause 4.3(a) is given to Nova Minerals in its own right and in its capacity as trustee for each Share Scheme Participant (including the Australian custodian of the ADS Depositary).

4.4	Nova Minerals CDIs – registration and notices

(a)	On the Business Day prior to the Implementation Date, Nova Minerals Corp must enter in its Nova Minerals Corp Share Register the name of CDN (as Depositary Nominee) to hold the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs to be issued in accordance with the Share Scheme.

(b)	After the satisfaction of the obligation in clause 4.4(a), Nova Minerals Corp must:

(i)	on the Implementation Date procure the recording in the Nova Minerals Corp CDI Register of each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) who is to receive Nova Minerals Corp CDIs under the Share Scheme and the issue of Nova Minerals Corp CDIs to the Sale Agent with respect to the entitlements of Ineligible Foreign Shareholders and Small Parcel Holders;

(ii)	in the case of Share Scheme Participants (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who hold their Scheme Shares on the CHESS sub register, procure that the Nova Minerals Corp CDIs in respect of such Share Scheme Participant’s entitlement to Nova Minerals Corp Shares as Share Scheme Consideration are credited to that register;

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(iii)	in the case of Share Scheme Participants (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who hold their Scheme Shares on the issuer sponsored sub register, procure that the Nova Minerals Corp CDIs in respect of such Share Scheme Participant’s entitlement to Nova Minerals Corp Shares as Share Scheme Consideration are credited to that register; and

(iv)	maintain the Nova Minerals Corp CDI Register for each Share Scheme Participant (other than the Australian custodian of the ADS Depositary and US Share Scheme Participants) who receives Nova Minerals Corp CDIs under the Share Scheme and procures the provision of Nova Minerals Corp CDI holding statements or CHESS allotment confirmation notices to all applicable Share Scheme Participants (other than the Australian custodian of the ADS Depositary) in accordance with the Listing Rules.

4.5	Nova Minerals Corp Shares – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Shares under clause 4.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Share Register of the name of each US Share Scheme Participant and ADS Holder who is to receive Nova Minerals Corp Shares.

4.6	Ineligible Foreign Shareholders

(a)	Nova Minerals Corp will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of Nova Minerals Corp CDIs) in the name of any Ineligible Foreign Shareholder and, instead, will issue Nova Minerals Corp CDIs to which the Ineligible Foreign Shareholder would have otherwise been entitled to the Sale Agent, in trust for the Ineligible Foreign Shareholder who is the beneficial owner thereof.

(b)	Nova Minerals Corp will:

(i)	instruct the Sale Agent, acting on behalf of the Ineligible Foreign Shareholders and not on behalf of Nova Minerals or Nova Minerals Corp, to sell all of the Nova Minerals Corp CDIs issued in the name of the Sale Agent pursuant to clause 4.6(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than 90 Business Days after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Ineligible Foreign Shareholder the proceeds of its sale (on an averaged basis so that all Ineligible Foreign Shareholders receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any taxes which may be required to be withheld under applicable laws).

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4.7	Small Parcel Holders

(a)	Subject to clause 4.7(b), Nova Minerals Corp will be under no obligation under this deed to allot or issue, and will not issue or procure to be issued any Share Scheme Consideration (in the form of Nova Minerals Corp CDIs) in the name of any Small Parcel Holder and, instead, will issue Nova Minerals Corp CDIs to which the Small Parcel Holder would have otherwise been entitled to the Sale Agent, in trust for the Small Parcel Holder who is the beneficial owner thereof.

(b)	A Small Parcel Holder will be entitled, by providing a valid Election Form on or before 7.00 pm on the Record Date, to elect not to participate in the Sale Facility and be treated as an Excluded Small Parcel Holder for the purposes of this clause 4.7. In the absence of such an election, each Small Parcel Holder will have any Share Scheme Consideration attributable to them under the Share Scheme issued to the Sale Agent pursuant to this clause 4.7.

(c)	Nova Minerals Corp will:

(i)	instruct the Sale Agent, acting on behalf of Small Parcel Holders (excluding Excluded Small Parcel Holders) and not on behalf of Nova Minerals or Nova Minerals Corp, to sell all of the Nova Minerals Corp CDIs issued in the name of the Sale Agent pursuant to clause 4.7(a) in such manner, or such financial market, at such price and on such other terms as the Sale Agent determines in good faith, as soon as reasonably practicable and in any event not more than 90 Business Days after the Implementation Date; and

(ii)	remit, or procure to be remitted, to the Small Parcel Holder (excluding Excluded Small Parcel Holders) the proceeds of its sale (on an averaged basis so that all Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent) in Australian dollars (after deducting any taxes which may be required to be withheld under applicable laws).

4.8	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to rank equally

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and on behalf of the Share Scheme Participants, including the Australian custodian of the ADS Depositary) that:

(a)	Nova Minerals Corp Shares and Nova Minerals Corp CDIs to be issued pursuant to the Share Scheme will be duly and validly authorised and will rank equally in all respects with all issued and outstanding Nova Minerals Corp Shares;

(b)	Nova Minerals Corp CDIs and the Nova Minerals Corp Shares will be entitled to participate in and receive any dividends or distribution of capital paid and any other entitlements accruing in respect of Nova Minerals Corp Shares on and after the Implementation Date;

(c)	each such Nova Minerals Corp Share and Nova Minerals Corp CDI issued pursuant to the Share Scheme will be validly issued, fully paid, free from any Encumbrance or other third party rights and non-assessable;

(d)	it will use reasonable endeavours to ensure that Nova Minerals Corp CDIs issued as Share Scheme Consideration will be listed for quotation on ASX with effect from the Business Day after the Implementation Date (or such later date as ASX may require); and

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(e)	it will use reasonable endeavours to ensure that Nova Minerals Corp Shares issued to ADS Holders will be listed for quotation on NYSE at or promptly after Implementation Date.

4.9	Share Scheme Deed Poll

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and separately as trustee for each of the Share Scheme Participants including the Australian custodian of the ADS Depositary) to execute and deliver to Nova Minerals before 5.00 pm on the Business Day prior to the First Court Date the Share Scheme Deed Poll.

5.	Transaction Steps – Warrant Scheme

5.1	Warrant Scheme

(a)	Nova Minerals must, as soon as reasonably practicable after the Execution Date and substantially in accordance with the Indicative Timetable, propose the Warrant Scheme in accordance with Part 5.1 of the Corporations Act to Nova Minerals Listed Warrant Holders on and subject to the terms and conditions of this deed and the Warrant Scheme.

(b)	Nova Minerals Corp agrees to assist Nova Minerals to propose and implement the Warrant Scheme in accordance with Part 5.1 of the Corporations Act and must use all reasonable endeavours to do so in accordance with the terms and conditions of this deed and the Warrant Scheme.

(c)	If the Warrant Scheme becomes Effective, on the Implementation Date:

(i)	all of the Scheme Warrants held by Warrant Scheme Participants on the Record Date will be transferred to Nova Minerals Corp; and

(ii)	in exchange, each Warrant Scheme Participant will receive the Warrant Scheme Consideration in accordance with the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

5.2	No amendment to the Warrant Scheme without consent

Nova Minerals must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Warrant Scheme without the prior written consent of Nova Minerals Corp (which consent cannot be unreasonably withheld).

5.3	Warrant Scheme Consideration

(a)	Subject to clause 5.5, Nova Minerals Corp undertakes and warrants to Nova Minerals (in its own right and on behalf of each Warrant Scheme Participant) that in consideration of the transfer to Nova Minerals Corp of each Scheme Warrant held by a Warrant Scheme Participant under the terms of the Warrant Scheme, Nova Minerals Corp will (subject to the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll) on the Implementation Date issue one new Nova Minerals Corp Warrant to that Warrant Scheme Participant for each Scheme Warrant held by that Warrant Scheme Participant on the Record Date in accordance with the terms of the Warrant Scheme and Warrant Scheme Deed Poll.

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(b)	Where the calculation of the number of Nova Minerals Corp Warrants to be issued to a particular Warrant Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Warrant, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Warrants.

(c)	Nova Minerals acknowledges that the undertaking by Nova Minerals Corp in clause 5.3(a) is given to Nova Minerals in its own right and in its capacity as trustee for each Warrant Scheme Participant.

5.4	Nova Minerals Corp Warrants – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Warrants under clause 5.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Warrant Register of the name of each person who is to receive Nova Minerals Corp Warrants.

5.5	Terms of Nova Minerals Corp Warrants

Each Nova Minerals Corp Warrant issued as Warrant Scheme Consideration in accordance with the Warrant Scheme and the Warrant Scheme Deed Poll will:

(a)	have an exercise price per Nova Minerals Corp Shares corresponding to the exercise price per Nova Minerals ADS of the relevant Scheme Warrant it replaces;

(b)	have an exercise period equal to the unexpired exercise period of the relevant Scheme Warrant it replaces;

(c)	be vested to the same extent and have the same terms as to vesting as the relevant Scheme Warrant it replaces; and

(d)	otherwise be on substantially the same terms as the Scheme Warrant it replaces, with necessary changes due to Nova Minerals Corp being the issuer in place of Nova Minerals.

5.6	Warrant Scheme Deed Poll

Nova Minerals Corp covenants in favour of Nova Minerals (in its own right and separately as trustee for each of the Warrant Scheme Participants) to execute and deliver to Nova Minerals before 5.00 pm on the Business Day prior to the First Court Date the Warrant Scheme Deed Poll.

6.	Convertible Securities

(a)	Nova Minerals and Nova Minerals Corp will use their reasonable endeavours to ensure that prior to the Record Date all Convertible Securities are:

(i)	vested and exercised and either converted into Nova Minerals Shares or a cash payment is made in lieu of the issue of the resulting Nova Minerals Shares, in each case, in accordance with the terms of issue of the relevant Convertible Securities;

(ii)	exchanged, cancelled or extinguished pursuant to an arrangement to be agreed with the relevant Nova Minerals Unlisted Warrant Holder or Nova Minerals Incentive Holder; or

(iii)	lapsed or forfeited, or have expired (or will automatically do any of these things before the End Date), such that, as at the Implementation Date, there are no Convertible Securities on issue in Nova Minerals.

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(b)	For the avoidance of doubt, the parties acknowledge and agree that:

(i)	Nova Minerals or Nova Minerals Corp may enter into any deed or agreement with the Nova Minerals Unlisted Warrant Holder or Nova Minerals Incentive Holder in order to effect the exercise, exchange or cancellation of the relevant Convertible Security; and

(ii)	Notwithstanding any other provision in this deed and without fettering the exercise of Nova Minerals Board’s discretion, the Nova Minerals Board and the Nova Minerals Corp Board can exercise such discretion and authorise such actions under the terms of the Convertible Securities as it considers necessary to give effect to the arrangements contemplated by this clause 6.

7.	Implementation of the Schemes

7.1	General obligations

Nova Minerals and Nova Minerals Corp must each:

(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and

(b)	procure that its officers and advisers act reasonably and work in a timely and cooperative fashion with the other party (including by attending meetings and by providing information),

to procure the preparation of the Scheme Booklet and implement the Schemes as soon as reasonably practicable and in accordance with the Indicative Timetable.

7.2	Nova Minerals obligations

Nova Minerals must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes in accordance with the Indicative Timetable and otherwise as soon as practicable and on and subject to the terms of this deed. Without limiting the foregoing, Nova Minerals must (to the fullest extent applicable):

(a)	(announce directors’ recommendation) following execution of this deed, announce, in the form of its Agreed Public Announcement (on the basis of statements made to Nova Minerals by each Nova Minerals Director that):

(i)	in respect of the Share Scheme:

(A)	the Nova Minerals Directors intend to recommend the Share Scheme to Nova Minerals Shareholders and recommend that Nova Minerals Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

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in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4; and

(ii)	in respect of the Warrant Scheme:

(A)	the Nova Minerals Directors intend to recommend the Warrant Scheme to Nova Minerals Listed Warrant Holders and recommend that Nova Minerals Listed Warrant Holders vote in favour of the Warrant Scheme at the Warrant Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Warrant Scheme at the Warrant Scheme Meeting, in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4;

(b)	(Independent Expert) as soon as reasonably practicable after the Execution Date, appoint the Independent Expert, in accordance with RG 112, and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report (and any update to any such report);

(c)	(preparation of Scheme Booklet):

(i)	prepare the Scheme Booklet (other than Nova Minerals Corp Information and the Independent Expert’s Report) in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60, the Listing Rules, applicable Takeovers Panel policy and guidance notes, applicable federal United States securities laws and regulations, the applicable rules of the NYSE and, subject to clause 7.3(a), include Nova Minerals Corp Information in the Scheme Booklet; and

(ii)	consult with Nova Minerals Corp as to the content and presentation of the Scheme Booklet, including providing Nova Minerals Corp with drafts of the Scheme Booklet and the factual information sections relating to Nova Minerals Corp in the Independent Expert’s Report, in a timely manner and, acting reasonably and in good faith, consider (and, where applicable, promptly provide to the Independent Expert in writing) all reasonable comments from Nova Minerals Corp and its Representatives on those drafts when preparing revised drafts, provided that such comments are provided to Nova Minerals in a timely manner (however, in relation to the Independent Expert’s Report, Nova Minerals is only responsible to ensure that the Independent Expert considers comments relating exclusively to factual accuracy);

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(d)	(Nova Minerals Directors’ recommendation and voting intentions in Scheme Booklet) state in the Scheme Booklet that:

(i)	in respect of the Share Scheme:

(A)	the Nova Minerals Directors recommend the Share Scheme to Nova Minerals Shareholders and recommend that Nova Minerals Shareholders vote in favour of the Share Scheme at the Share Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Shares in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting,

in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4; and

(ii)	in respect of the Warrant Scheme:

(A)	the Nova Minerals Directors recommend the Warrant Scheme to Nova Minerals Listed Warrant Holders and recommend that Nova Minerals Listed Warrant Holders vote in favour of the Warrant Scheme at the Warrant Scheme Meeting; and

(B)	each Nova Minerals Director intends to vote, or cause to be voted, all Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Warrant Scheme at the Warrant Scheme Meeting, in each case in the absence of:

(C)	the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders; or

(D)	in the case of the recommendation in clause 7.2, a Nova Minerals Director making a determination in accordance with clause 7.4;

(e)	(lodgement of Regulator’s Draft)

(i)	no later than 14 days before the First Court Date, provide a near final draft of the Scheme Booklet (Regulator’s Draft) to ASIC for its review for the purposes of section 411(2) of the Corporations Act, and provide a copy of the Regulator’s Draft to Nova Minerals Corp immediately thereafter; and

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(ii)	keep Nova Minerals Corp reasonably informed of any material issues raised by ASIC in relation to the Regulator’s Draft and, where practical to do so, consult with Nova Minerals Corp in good faith prior to taking any steps or actions to address any such material issues (provided that, where such issues relate to Nova Minerals Corp Information, Nova Minerals must not take any steps to address them without Nova Minerals Corp’s prior written consent, not to be unreasonably withheld or delayed);

(f)	(no objection statement) apply to ASIC for a statement under section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

(g)	(First Court Hearing) apply to the Court for orders under section 411(1) of the Corporations Act directing Nova Minerals to convene the Scheme Meetings;

(h)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Nova Minerals Information, and, once such processes have been completed, provide written confirmation to Nova Minerals Corp of the completion of such processes;

(i)	(approval and registration of Scheme Booklet) if the Court directs Nova Minerals to convene the Scheme Meetings, request that, in accordance with section 412(6) of the Corporations Act, ASIC register the Scheme Booklet;

(j)	(Scheme Meetings) as soon as reasonably practicable following registration of the Scheme Booklet by ASIC, despatch the Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders, and convene and hold the Scheme Meetings in accordance with the orders made by the Court at the First Court Hearing;

(k)	(Director votes and participation) use its reasonable endeavours to procure that each Nova Minerals Director votes any Nova Minerals Shares and Nova Minerals Listed Warrants in which they have a Relevant Interest in favour of the Share Scheme at the Share Scheme Meeting and the Warrant Scheme at the Warrant Scheme Meeting and participates in reasonable efforts to promote the Share Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Share Scheme is not in the best interests of Nova Minerals Shareholders, and the Warrant Scheme (in the absence of the Independent Expert concluding in the Independent Expert’s Report (or any update or variation to that report) that the Warrant Scheme is not in the best interests of Nova Minerals Listed Warrant Holders);

(l)	(supplementary disclosure) if, after despatch of the Scheme Booklet, Nova Minerals becomes aware:

(i)	that information included in the Scheme Booklet is or has become false, misleading or deceptive in any material respect (whether by omission or otherwise); or

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(ii)	of information that is required to be disclosed to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders under any applicable law or having regard to RG 60 but was not included in the Scheme Booklet, promptly disclose such information to and consult with Nova Minerals Corp in good faith as to the need for, and form of, any supplementary disclosure to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders, the need for, the timing of, and directions to be sought at, an additional application to the Court, and make any disclosure that it is ordered to make or considers reasonably necessary in the circumstances, having regard to orders made by the Court, applicable laws and RG 60;

(m)	(Conditions Precedent certificate) at the Second Court Hearing, provide to the Court (through its counsel):

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals Corp by 5.00 pm on the Business Day prior to the Second Court Date;

(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Warrant Scheme (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals Corp by 5.00 pm on the Business Day prior to the Second Court Date;

(iii)	any certificate provided to it by Nova Minerals Corp pursuant to clause 7.3(h);

(n)	(Second Court Hearing) subject to:

(i)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

(ii)	the Conditions Precedent (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) being satisfied or waived in accordance with clause 3, apply to the Court for orders under section 411(4)(b) of the Corporations Act approving the Warrant Scheme;

(o)	(Court Documents) prepare the Court Documents, provide drafts of those documents to Nova Minerals Corp in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from Nova Minerals Corp and its Representatives on those drafts, provided that such comments are provided in a timely manner;

(p)	(extract Court order and notify ASX) as soon as reasonably possible after conclusion of the Second Court Hearing:

(i)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Share Scheme; and

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(ii)	obtain an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Warrant Scheme, and, promptly after receipt of the orders, tell ASX of Nova Minerals’ intention to lodge the Court orders with ASIC the following day;

(q)	(lodgement of Court order) for the purposes of section 411(10) of the Corporations Act, lodge with ASIC an office copy of the orders made by the Court under section 411(4)(b) of the Corporations Act approving the Schemes before 5.00 pm on the Business Day following the day on which it receives such office copy;

(r)	(suspension of trading and de-listing) apply to:

(i)	ASX to have:

(A)	trading in Nova Minerals Shares suspended from the close of trading on the Effective Date; and

(B)	Nova Minerals removed from the official list of ASX, and quotation of Nova Minerals Shares on ASX terminated, with effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, and

(ii)	NASDAQ, via a company event form, to delist the Nova Minerals Listed Warrants and ADSs as of the Implementation Date;

(s)	(Transition to NYSE) cooperate with Nova Minerals Corp, Nasdaq and NYSE to complete the transition from Nasdaq to NYSE.

(t)	(Share Scheme implementation): if the Court makes orders under section 411(4) of the Corporations Act approving the Share Scheme:

(i)	determine the identity of each Share Scheme Participant (other than the Australian custodian of the ADS Depositary) and their entitlement to the Share Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Nova Minerals Share Register current as at the Record Date;

(ii)	provide to Nova Minerals Corp all information about the Share Scheme Participants (including the Australian custodian of the ADS Depositary) that Nova Minerals Corp reasonably requires in order for Nova Minerals Corp to provide the Share Scheme Consideration to the Share Scheme Participants and to provide the Nova Minerals Corp Shares to the ADS Holders in accordance with the Share Scheme;

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the Nova Minerals Shares to Nova Minerals Corp in accordance with the Share Scheme;

(iv)	execute proper instructions to effect the issuance of Nova Minerals Corp Shares to CDN to be held on trust for Share Scheme Participants (other than the Australian custodian of the ADS Depositary) in accordance with the Share Scheme; and

(v)	do all other things contemplated by or necessary to give effect to the Share Scheme and the orders of the Court;

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(u)	(Warrant Scheme Implementation) if the Court makes orders under section 411(4) of the Corporations Act approving the Warrant Scheme:

(i)	determine the identity of each Warrant Scheme Participant and their entitlement to the Warrant Scheme Consideration as at the Record Date, including by taking up-to-date copies of the Nova Minerals Warrant Register current as at the Record Date;

(ii)	provide to Nova Minerals Corp all information about the Warrant Scheme Participants that Nova Minerals Corp reasonably requires in order for Nova Minerals Corp to provide the Warrant Scheme Consideration to the Warrant Scheme Participants in accordance with the Warrant Scheme; and

(iii)	execute proper instruments of transfer of and giving effect to and registering the transfer of the Nova Minerals Listed Warrants to Nova Minerals Corp in accordance with the Warrant Scheme;

(iv)	do all other things contemplated by or necessary to give effect to the Warrant Scheme and the orders of the Court;

(v)	(Share Scheme Consideration) subject to the Share Scheme being Effective, facilitate the provision of the Share Scheme Consideration to Share Scheme Participants (other than the Australian custodian of the ADS Depositary); (ADS Holders) subject to Implementation of the Share Scheme, facilitate the exchange of Nova Minerals ADSs held by ADS Holders through the ADS Depositary with Nova Minerals Corp Shares;

(w)	(Warrant Scheme Consideration) subject to the Warrant Scheme being Effective, facilitate the provision of the Warrant Scheme Consideration to Warrant Scheme Participants; and

(x)	(compliance with laws) do everything reasonably within its power to ensure that the Schemes are effected in accordance with all applicable laws, regulations and policy.

7.3	Nova Minerals Corp obligations

Nova Minerals Corp must, acting at all times in good faith, take all steps reasonably necessary to implement the Schemes in accordance with the Indicative Timetable and otherwise as soon as practicable and on and subject to the terms of this deed. Without limiting the foregoing, Nova Minerals Corp must (to the fullest extent applicable):

(a)	(prepare Nova Minerals Corp Information)

(i)	as soon as reasonably practicable after the Execution Date, prepare the Nova Minerals Corp Information for inclusion in the Scheme Booklet in accordance with all applicable laws (including the Corporations Act and Corporations Regulations), RG 60, applicable Takeovers Panel guidance notes, and the Listing Rules; and

(ii)	provide Nova Minerals with drafts of the Nova Minerals Corp Information in a timely manner and, acting reasonably and in good faith, take into account all reasonable comments from Nova Minerals and its Representatives on those drafts, provided that such comments are provided to Nova Minerals Corp in a timely manner;

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(b)	(assistance with Scheme Booklet and Court Documents) provide any assistance or information reasonably requested by Nova Minerals or its Representatives in connection with the preparation of the Scheme Booklet (including any supplementary disclosure to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders) or any Court Documents, including reviewing the drafts of the Scheme Booklet prepared by Nova Minerals and provide comments in a timely manner on those drafts in good faith;

(c)	(Independent Expert’s Report) subject to the Independent Expert agreeing to reasonable confidentiality restrictions, provide any assistance or information reasonably requested by Nova Minerals or its Representatives, or by the Independent Expert, in connection with the preparation of the Independent Expert’s Report (and any update or variation to any such report);

(d)	(due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Nova Minerals Corp Information, and, once those processes have been completed, provide written confirmation to Nova Minerals of the completion of such processes;

(e)	(confirmation of Nova Minerals Corp Information) before the despatch of the Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders and promptly after Nova Minerals requests that it does so, confirm in writing to Nova Minerals that:

(i)	it consents to the inclusion of the Nova Minerals Corp Information in the Scheme Booklet, in the form and context in which the Nova Minerals Corp Information appears; and

(ii)	appropriate due diligence and verification processes have been completed in relation to the Nova Minerals Corp Information, and the Nova Minerals Corp Information in the Scheme Booklet is not misleading or deceptive in any material respect (whether by omission or otherwise), and the inclusion of such Nova Minerals Corp Information, in that form and context, has been approved by the Nova Minerals Corp Board;

(f)	(Deed Polls) before 5.00 pm on the Business Day prior to the First Court Date, enter into the Deed Polls and deliver them to Nova Minerals, and:

(i)	if the Share Scheme becomes Effective, fully comply with its obligations under the Share Scheme Deed Poll; and

(ii)	if the Warrant Scheme becomes Effective, fully comply with its obligations under the Warrant Scheme Deed Poll.

(g)	(update Nova Minerals Corp Information) promptly advise Nova Minerals in writing if it becomes aware:

(i)	of information which should have been but was not included in the Nova Minerals Corp Information in the Scheme Booklet (including if known at the time), and promptly provide Nova Minerals with the omitted information; or

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(ii)	that the Nova Minerals Corp Information in the Scheme Booklet is or has become misleading or deceptive in any material respect (whether by omission or otherwise), and promptly provide Nova Minerals with any information required to correct the misleading or deceptive statements;

(h)	(Conditions Precedent certificate) before 8.00 am on the Second Court Date, provide to Nova Minerals for provision to the Court at the Second Court Hearing:

(i)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Share Scheme (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals by 5.00 pm on the Business Day prior to the Second Court Date; and

(ii)	a certificate confirming (in respect of matters within its knowledge) whether or not the Conditions Precedent in respect of the Warrant Scheme (other than the Conditions Precedent in clauses 3.2(d), 3.2(e) and 3.2(f)) have been satisfied or waived in accordance with clause 3, a draft of which certificate must be provided to Nova Minerals by 5.00 pm on the Business Day prior to the Second Court Date;

(i)	(Share Scheme Consideration) if the Share Scheme becomes Effective, do all things necessary to issue the Share Scheme Consideration in accordance with the terms of this deed, the Share Scheme and the Share Scheme Deed Poll;

(j)	(ADS Holders entitlement) subject to the Share Scheme being Implemented, issue the Nova Minerals Corp Shares to ADS Holders in exchange for Nova Minerals ADSs;

(k)	(Warrant Scheme Consideration) if the Warrant Scheme becomes Effective, do all things necessary to issue the Warrant Scheme Consideration in accordance with the terms of this deed, the Warrant Scheme and the Warrant Scheme Deed Poll;

(l)	(Transfers) if:

(i)	the Share Scheme becomes Effective, accept a transfer of the Scheme Shares and execute instruments of transfer in respect of the Scheme Shares, in each case, in accordance with this deed, the Share Scheme and the Share Scheme Deed Poll; and

(ii)	the Warrant Scheme becomes Effective, accept a transfer of the Scheme Warrants and execute instruments of transfer in respect of the Scheme Warrants, in each case, in accordance with this deed, the Warrant Scheme and the Warrant Scheme Deed Poll.

(m)	(Issue of Nova Minerals Corp Shares) do all things necessary to issue the Nova Minerals Corp Shares to US Share Scheme Participants and ADS Holders in accordance with the Share Scheme and this deed;

(n)	(Nova Minerals Corp Shares Listing) apply to NYSE to list the Nova Minerals Corp Shares (subject to the Share Scheme becoming Effective), and use reasonable endeavours to obtain the satisfaction of any conditions imposed by NYSE for such listing;

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(o)	(Issue of Nova Minerals Corp CDIs) do all things necessary under the ASX Settlements Rules to enable the Nova Minerals Corp CDIs to be issued in accordance with the Share Scheme and this deed (including confirm to ASX Settlement that the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs have been issued to CDN in accordance with the ASX Settlement Rules);

(p)	(Nova Minerals Corp CDIs Listing) apply to the ASX for the Nova Minerals Corp CDIs, to be issued as Share Scheme Consideration, to be quoted on ASX (subject to the Share Scheme becoming Effective), and to trade on ASX as soon as practicable after the Implementation Date;

(q)	(Issue of Nova Minerals Corp Warrants) do all things necessary to issue the Nova Minerals Corp Warrants to Nova Minerals Listed Warrant Holders in accordance with the Warrant Scheme and this deed;

(r)	(Nova Minerals Corp Warrants Listing) apply to NYSE to list the Nova Minerals Corp Warrants (and the underlying Nova Minerals Corp Shares), subject to the Share Scheme becoming Effective, and use reasonable endeavours to obtain the satisfaction of any conditions imposed by NYSE for such listing; and

(s)	(compliance with laws) do everything reasonably within its power to ensure that the Schemes are effected in accordance with all applicable laws, regulations and policy.

7.4	Form of Recommendation

Clauses 7.2(a) and 7.2(d) are qualified to the extent that, after first obtaining written advice from external legal counsel, a Nova Minerals Director reasonably determines that they should not provide or continue to maintain any recommendation because that Nova Minerals Director has an interest in the Schemes that renders it inappropriate for them to maintain any such recommendation in relation to that Scheme.

7.5	Scheme Booklet

(a)	If the parties are unable to agree on the form or content of a particular part of the Scheme Booklet, then:

(i)	if the relevant part of the Scheme Booklet is Nova Minerals Corp Information, Nova Minerals will make such amendments to that part of the Scheme Booklet as required by Nova Minerals Corp (acting reasonably and in good faith); and

(ii)	in any other case, Nova Minerals (acting reasonably and in good faith) will decide the form and content of that part of the Scheme Booklet.

(b)	The parties agree that the Scheme Booklet will contain a responsibility statement to the effect that:

(i)	Nova Minerals is responsible for the Nova Minerals Information contained in the Scheme Booklet;

(ii)	Nova Minerals Corp is responsible for the Nova Minerals Corp Information contained in the Scheme Booklet; and

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(iii)	the Independent Expert is responsible for the Independent Expert’s Report, and none of Nova Minerals, Nova Minerals Corp or their respective Representatives assumes any responsibility for the accuracy or completeness of the Independent Expert’s Report or any other report or letter issued to Nova Minerals by a third party in connection with the Independent Expert’s Report.

(c)	Each party must undertake appropriate verification processes for the information supplied by that party for the Scheme Booklet.

8.	Representations and warranties

8.1	Representations and warranties

Each party represents and warrants to the other party that each of the following statements is true and correct in all material respects as at the date of this document and as at 5.00pm on the Business Day immediately prior to the Second Court Date (except where any statement is expressed to be made only at a particular date, it is given only at that date):

(a)	(status) it is a validly existing corporation registered or incorporated under the laws of its place of incorporation;

(b)	(power) it has full capacity, corporate power and lawful authority to execute, deliver and perform the transaction that this document contemplates in accordance with its terms;

(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this deed do not and will not conflict with:

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or

(ii)	any laws binding on or applicable to it or its assets;

(d)	(authorisation) other than any matter which is the subject of a Condition Precedent, it has in full force and effect each authorisation necessary for it to enter into this deed, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this deed are valid and binding and are enforceable against it in accordance with its terms; and

(f)	(insolvency) it is not insolvent.

8.2	Nature of representations and warranties

Each representation and warranty in clause 8.1:

(a)	is severable;

(b)	will survive termination of this deed; and

(c)	is given with the intent that liability under it is not confined to breaches that are discovered before the date of termination of this deed.

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8.3	No other warranties or reliance

(a)	Each party acknowledges that no other party (nor any person acting on that other party’s behalf) has made any warranty, representation or other inducement to it to enter into this deed, except for the representations and warranties expressly set out in this deed.

(b)	Each party acknowledges and confirms that it does not enter into this deed in reliance on any warranty, representation or other inducement by or on behalf of any other party, except for any warranty or representation expressly set out in this deed.

8.4	Release

(a)	Subject to applicable law, each party:

(i)	releases its rights against, and will not make any claims against, any past, current or future Representative of any other party in relation to anything done or purported to be done in connection with the Schemes, any transaction contemplated by or warranty given in this deed, any information provided to it by another party or in relation to its execution or delivery of this deed except when the relevant Representative has not acted in good faith or has engaged in any wilful misconduct or fraud; and

(ii)	holds the releases in clause 8.4(a)(i) to the extent it relates to each of its Representatives on behalf of each of them.

(b)	Nothing in clause 8.4(a)(i) excludes any liability that may arise from wilful misconduct or bad faith on the part of any person.

9.	Termination rights

9.1	Termination events

Without limiting any other provision of this deed:

(a)	either party may terminate this deed by notice in writing to the other party:

(i)	if the End Date has passed before the Schemes have been implemented (other than as a result of a breach by the terminating party of its obligations under this deed);

(ii)	if the required majorities of Nova Minerals Shareholders do not approve the Share Scheme at the Share Scheme Meeting;

(iii)	if any of the Conditions Precedent in clause 3.1 or 3.2 are incapable of being satisfied or fulfilled (other than as a result of a breach by the terminating party of its obligations under this deed) and has not been duly waived; or

(iv)	if a Court or other Regulatory Authority has issued an order, decree or ruling or taken other action that permanently restrains or prohibits the Schemes and that order, decree, ruling or other action has become final and cannot be appealed; and

(b)	either party may terminate this deed if the other party consents to do so and both parties confirm it in writing.

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9.2	Notice of breach

Each party must give notice to the other party as soon as practicable after it becomes aware of a breach by it of this deed.

9.3	Termination right

(a)	Any right to terminate this deed under clauses 9.1(a) or 9.1(b) that arises before the Second Court Date ceases at 8.00 am on the Second Court Date.

(b)	Subject to clause 9.3(a), any right to terminate this deed ceases when the Share Scheme becomes Effective.

9.4	Effect of termination

(a)	If a party terminates this deed, each party will be released from all further obligations under this deed other than under clauses 1, 10, 11, 12, 13 (other than 13.8) and 14.

(b)	Subject to any rights or obligations arising under or pursuant to clauses that are expressed to survive termination (including by virtue of this clause 9.4), on termination of this deed, no party shall have any rights against or obligations to any other party under this deed except for those rights and obligations which accrued prior to termination.

9.5	Disclosure on termination of deed

The parties agree that, if this deed is terminated under this clause 9, any party may disclose:

(a)	the fact that this deed has been terminated, where such disclosure is required by the Listing Rules or the rules of NASDAQ, or is in the reasonable opinion of that party required to ensure that the market in its securities is properly informed;

(b)	the fact that this deed has been terminated to ASIC and the Court; and

(c)	information that is required to be disclosed as a matter of law or in any proceedings.

10.	Public announcements

10.1	Announcement of transaction

Immediately after execution of this deed, Nova Minerals must release the Agreed Public Announcement.

10.2	Public announcements

(a)	Subject to clause 10.2(b), no material public announcement or disclosure in relation to the Schemes or any subject matter thereof, or any other transaction the subject of this deed, the Share Scheme or the Warrant Scheme (including any staff or client announcements or presentations) may be made other than in a form approved by each party (acting reasonably), but each party must use all reasonable endeavours to provide such approval as soon as practicable.

(b)	Where Nova Minerals Corp, Nova Minerals or any of their Affiliates are required by law and/or ASX (e.g., pursuant to the Listing Rules), ASIC, SEC, NYSE or NASDAQ, to make any announcement or make any filing or disclosure in relation to the Schemes or any other transaction the subject of this deed, the Share Scheme or the Warrant Scheme, it may do so only after it has given as much notice as possible to, and has consulted (to the fullest extent reasonable in the circumstances) with the other party prior to making the relevant disclosure.

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(c)	Nova Minerals Corp and Nova Minerals agree to consult with each other in advance in relation to:

(i)	overall communication plans;

(ii)	approaches to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders;

(iii)	approaches to the media;

(iv)	proxy solicitations; and

(v)	written presentations,

including to provide each other a reasonable advance opportunity to comment, to ensure that the information used in clauses 10.2(c)(i) to 10.2(c)(v) above is consistent with the information in the Scheme Booklet.

10.3	Statements on termination

The parties must act in good faith and use all reasonable endeavours to issue agreed statements in respect of any termination of this deed and, to that end but without limitation, clauses 10.2(a) to 10.2(c) applies to any such statements or disclosures.

11.	Notices

11.1	Manner of giving notice

Any notice or other communication to be given under this deed must be in writing (which includes email) and may be delivered or sent by post or email to the party to be served in accordance with the details set out in clause 11.5 or at any such other address or email address notified for this purpose to the other parties under this clause. Any notice or other communication sent by post must be sent by prepaid ordinary post (if the country of destination is the same as the country of origin) or by airmail (if the country of destination is not the same as the country of origin).

11.2	When notice given

Any notice or other communication is deemed to have been given:

(a)	if delivered, on the date of delivery; or

(b)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(c)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday.

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11.3	Proof of service

In proving service of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid post or by prepaid airmail or that the email was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s email system, as the case may be.

11.4	Documents relating to legal proceedings

This clause 11 does not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this deed.

11.5	Address for notices

A party’s address and email address are those set out below (or as the party notifies the sender):

Nova Minerals

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

Nova Minerals Corp

Address	112 North Curry Street, Carson City, NV 89703, United States
Email	avi@leonitecap.com
Attention	Avi Geller, Director

12.	Entire agreement

12.1	Entire agreement

This deed contains the entire agreement between the parties relating to the Schemes and supersedes all previous agreements, whether oral or in writing, between the parties relating to the Schemes.

12.2	No reliance

Each party acknowledges that in agreeing to enter into this deed it has not relied on any express or implied representation, warranty, collateral contract or other assurance (except those expressly set out in this deed) made by or on behalf of any other party before the entering into of this deed. Each party waives all rights and remedies which, but for this clause 12.2 might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

12.3	Termination rights

Except for the express rights of termination contained in clauses 3.7 and 9.

(a)	no party has any right to terminate this deed; and

(b)	the parties waive their rights (if any) to annul, rescind, dissolve, withdraw from, cancel or terminate this deed in any circumstances.

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13.	General

13.1	Amendments

This deed may only be amended in writing and where such amendment is signed by all the parties.

13.2	Assignments

None of the rights or obligations of a party under this deed may be assigned or transferred without the prior written consent of the other party.

13.3	Costs

Nova Minerals must pay the costs and expenses of the Schemes, except that Nova Minerals Corp must pay all stamp duties (if any) and any fines and penalties with respect to stamp duty in respect of this deed, the Schemes or the steps to be taken under this deed or the Schemes (including without limitation the acquisition or transfer of Scheme Shares under the Share Scheme and the Scheme Warrants under the Warrant Scheme).

13.4	GST

(a)	Where under the terms of this deed one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any GST thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to receive such amount of GST as may be practicable.

(b)	If any payment under this deed constitutes the consideration for a taxable supply for GST purposes, then in addition to that payment the payer shall pay any GST due.

(c)	Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this deed are exclusive of GST.

13.5	Consents

Except as otherwise expressly provided in this deed a party may give or withhold its consent to any matter referred to in this deed in its absolute discretion. A party that gives its consent to any matter referred to in this deed is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent.

13.6	Counterparts

This deed may be executed in counterparts, which taken together must constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this deed by executing a counterpart.

13.7	Exercise and waiver of rights

The rights of each party under this deed:

(a)	may be exercised as often as necessary;

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(b)	except as otherwise expressly provided by this deed, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically, and delay in exercising or non-exercise of any such right is not a waiver of that right.

13.8	Further assurance

Each party undertakes, at the request, cost and expense of the other party, to sign all documents and to do all other acts, which may be necessary to give full effect to this deed.

13.9	No merger

Each of the obligations, warranties and undertakings set out in this deed (excluding any obligation which is fully performed at the Implementation Date) must continue in force after the Implementation Date.

13.10	Severability

The provisions contained in each clause and sub clause of this deed shall be enforceable independently of each of the others and their validity shall not be affected if any of the others is invalid.

14.	Governing law and jurisdiction

14.1	Governing law

This deed and any non-contractual obligations arising out of or in connection with it is governed by the law applying in the State of New South Wales within the Commonwealth of Australia.

14.2	Jurisdiction

The courts having jurisdiction in the State of New South Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to any non-contractual obligations arising out of or in connection with this deed) and each party irrevocably submits to the non-exclusive jurisdiction of the courts having jurisdiction in the State of New South Wales.

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EXECUTED as a deed.

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

executed by Nova Minerals Limited ACN 006 690 348:

/s/ Craig Bentley	/s/ Ian Pamensky
Signature of director	Signature of secretary

Name Craig Bentley	Name Ian Pamensky

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

/s/ Chaim (Dovi) Berger	/s/ Avi Geller
Signature of witness	Signature of authorised signatory

Chaim (Dovi) Berger	Avi Geller
Name of witness	Name of authorised signatory

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Schedule 1

Indicative Timetable

Event	Indicative Date

Release of Agreed Public Announcement

Regulator’s Draft provided to ASIC Nova Minerals Corp applies to ASX for admission	March 2026

First Court Date Scheme Booklet registered by ASIC and released on ASX	April 2026

Dispatch of Scheme Booklet to Nova Minerals Shareholders and Nova Minerals Listed Warrant Holders	April 2026

Scheme Meetings	May 2026

Results of Scheme Meetings announced on ASX

ASX conditional approval to list Nova Minerals Corp on ASX	June 2026

Second Court Date	June 2026

Delisting of Nova Minerals from the official list of ASX

Effective Date File Court order with ASIC and to ASX Nova Minerals Shares cease trading at close of trading on ASX Listing of Nova Minerals Corp CDIs on ASX	June 2026

Nova Minerals Corp CDIs commence trading on ASX on a deferred settlement basis	June 2026

Record Date For determining entitlements to receive Scheme Consideration	June 2026

Implementation Date Nova Minerals Corp issues Scheme Consideration	June 2026

Listing of Nova Minerals Corp Shares on NYSE	Promptly following Implementation

Listing of Nova Minerals Corp Warrants on NYSE	Promptly following Implementation

Nova Minerals Corp CDIs commence trading on ASX on a normal settlement basis	June 2026

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Schedule 2

Capital Structure

1.	Nova Minerals Shares

Nova Minerals has 456,070,072 fully paid ordinary shares on issue as at the date of this Scheme Implementation Deed.

2.	Nova Minerals Listed Warrants

Nova Minerals has on issue the following warrants to subscribe for Nova Minerals Shares:

Class	Exercise price		Expiry date	Number of ordinary shares underlying the Listed Warrants
VSTOCK (NVAAV) – NASDAQ quoted warrants exercisable for NASDAQ listed ADSs	US$	7.266[1]	25 July 2029	6,727,500

3.	Nova Minerals Unlisted Warrants

Nova Minerals has on issue the following warrants to subscribe for Nova Minerals Shares:

Class	Exercise price		Expiry date	Number of ordinary shares underlying the Unlisted Warrants
VSTOCKUW (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	10.365[1]	25 July 2028	1,231,200
VSTOCKUW2 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	7.500[1]	24 September 2029	511,200
VSTOCKUW3 (NVAAV) – unquoted underwriter warrants exercisable for NASDAQ listed ADSs	US$	2.775[2]	17 July 2030	3,925,200

1 Each warrant can be exercised for 5 ADSs.

2 Each warrant can be exercised for 1 ADS.

4.	Nova Minerals Incentives

(a)	Nova Minerals has on issue the following performance rights to subscribe for Nova Minerals Shares:

Class	Total number on issue
NVAAM – Class A Performance Rights	600,000
NVAAM – Class B Performance Rights	600,000
NVAAM – Class C Performance Rights	1,200,000
Total	2,400,000

(b)	Nova Minerals has on issue the following employee share option to subscribe for Nova Minerals Shares:

Class	Total number on issue
Unquoted ESOP Options	17,375,000

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Schedule 3

Agreed Public Announcement

Nova Executes Scheme Implementation Deed for US

Redomiciliation

Intention to establish primary listing on NYSE with continued (secondary) listing on ASX

Update Regarding US Redomiciliation

Nova Minerals Limited (Nova or the Company) (ASX: NVA, NASDAQ: NVA, FSE: QM3) is pleased to announce it has entered into a Scheme Implementation Deed (SID) with Nova Minerals Corp, a newly formed corporation incorporated in the State of Nevada, United States (US Holdco) for the purpose of effecting the Company’s proposed redomiciliation to the United States.

The redomiciliation is anticipated to proceed by way of two court approved schemes of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) as previously announced to the market on 4 February 2026. In addition, upon completion of the redomiciliation, US Holdco is expected to list on the New York Stock Exchange (NYSE). There are no other material changes to the proposed redomiciliation to the US.

The redomiciliation is not expected to result in any material changes to Nova’s assets, management, operations, or strategy.

Key Terms of the Scheme Implementation Deed

Under the SID, US Holdco will acquire all the ordinary shares of Nova and all listed warrants in exchange for shares of common stock (US Holdco Shares) and listed warrants of US Holdco (US Holdco Warrants). The SID proposes two concurrent but separate schemes of arrangement, being the Share Scheme and the Warrant Scheme (together, the Schemes).

Pursuant to the Share Scheme:

●	US Holdco will acquire all of the outstanding ordinary shares of Nova listed on ASX (Nova ASX Shares) in exchange for shares of common stock represented by Chess Depositary Interests listed on ASX (US Holdco CDI). Shareholders holding Nova ASX Shares will receive 1 US Holdco CDI (representing a beneficial interest in 1/12 of a US Holdco Share) for 1 Nova ASX Share;

●	US Holdco will acquire all of the outstanding ordinary shares of Nova quoted on the OTC market in the United States (Nova OTC Shares) in exchange for US Holdco common stock, on the basis of 1 US Holdco Share for 12 Nova OTC Shares; and

●	US Holdco will acquire all of the outstanding ADSs of Nova, (with each ADS representing 12 ordinary shares of Nova) currently trading on Nasdaq in exchange for US Holdco Shares, on the basis of 1 ADS for 1 US Holdco Share.

Pursuant to the Warrant Scheme, holders of Nova’s Nasdaq-listed warrants (Nova Listed Warrants) will receive new warrants in US HoldCo (US Holdco Warrants) on substantially the same terms as the Nova Listed Warrants.

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Upon completion of the redomiciliation:

●	Nova will delist from ASX and Nasdaq;

●	US Holdco CDIs are expected to trade on ASX; and

●	The US Holdco Shares and US Holdco Warrants are expected to trade on the NYSE.

The implementation of the Schemes is subject to several customary conditions including the approval by the Nova Shareholders, Nova Listed Warrant holders, and the Court, as well as other necessary regulatory approvals.

Full details of the terms and conditions of the Schemes are set out in the SID, a copy of which is attached to this announcement.

Unanimous Board Recommendation

The Board has appointed an independent expert to assess whether the Share Scheme is in the best interests of shareholders of Nova (Nova Shareholders) and whether the Warrant Scheme is in the best interests of warrant holders holding listed warrants of Nova (Nova Listed Warrant holders). The report prepared by the independent expert will form part of the Scheme Booklet, which will contain detailed information regarding the Schemes. Nova encourages each Nova Shareholder and Nova Listed Warrant holder to read the Scheme Booklet carefully.

Subject to the independent expert concluding that the Share Scheme is in the best interests of the Nova Shareholders and the Warrant Scheme is in the best interests of the Nova Listed Warrant holders, the Board intends to unanimously recommend that the:

●	Nova Shareholders vote in favour of the Share Scheme; and

●	Nova Listed Warrant holders vote in favour of the Warrant Scheme.

Each director of Nova also intends to vote all Nova Shares they hold in favour of the Share Scheme and all Nova Listed Warrants they hold in favour of the Warrant Scheme, subject to the same qualification.

Reasons for Redomiciliation

Due to the loss of its foreign private issuer (FPI) status from 1 July 2026, the Company is pursuing the proposed redomiciliation to the United States, to minimise potential resulting conflicts between compliance with the requirements for ASX listing and US domestic issuer obligations.

The Board also believes the redomiciliation to the US offers several key benefits, including improved access to lower-cost equity capital in the larger and more diverse US markets, increased appeal to a broader US investor base, alignment of the corporate structure with the core of Nova’s business operations in Alaska, and increased opportunities for further potential grants, funding and investment from the US government.

Please refer to the Company’s previous ASX announcement on 4 February 2026 for further details regarding the Company’s reasons for the proposed redomiciliation to the United States.

Indicative Timetable and Next Steps

Security holders are not required to take any actions at this time.

A Scheme Booklet containing, among other things, more detailed information relating to the Schemes, reasons for the directors’ recommendation, information on the Scheme Meetings and the Independent Expert’s Report is expected to be mailed to Nova Shareholders and Nova Listed Warrant holders in late April 2026.

The Company has engaged Ashurst Australia as its Australian legal adviser and Perkins Coie as its US legal adviser.

Update on the Proposed Acquisition of Remaining 15% Interest in the Estelle Project

While Nova had intended to potentially acquire the remaining 15% interest in the Estelle Project as part of the redomiciliation process to secure full ownership, the requirement to obtain an independent valuation report, and the time needed to complete the report, has made it clear that including this transaction could impact the tight timeline for the U.S. redomicile. Accordingly, the Board has decided to defer the acquisition until after the U.S. redomiciliation is completed.

This announcement has been authorised for release by the Board of Nova Minerals Limited.

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Schedule 4

Share Scheme

Scheme of Arrangement made under Section 411 of the Corporations Act 2001 (CTH)

Scheme of Arrangement – Share Scheme

Nova Minerals Limited

ACN 006 690 348

The holders of ordinary fully paid shares issued in Nova Minerals Limited

2026

SCHEME OF ARRANGEMENT – SHARE SCHEME

Under section 411 of the Corporations Act

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	The registered holders of the fully paid ordinary shares in the capital of Nova Minerals as at 7.00 pm on the Record Date (Scheme Participants)

OPERATIVE PROVISIONS

1.	Defined terms & interpretation

1.1	Defined terms

In this Scheme, except where the context otherwise requires:

ADS means an American Depositary Share.

ADS Depositary means The Bank of New York Mellon.

ADS Holder means a holder of Nova Minerals ADSs.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means the ASX Settlement Operating Rules of ASX Settlement.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or the State of Nevada, United States.

CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a Nova Minerals Corp Share that is registered in the name of CDN, or beneficial ownership is held by CDN, in accordance with the ASX Settlement Rules.

CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.

CHESS means the clearing house electronic sub-register system of security transfers operated by ASX Settlement.

Conditions Precedent means the conditions precedent to this Scheme set out in clause 3.1 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act.

Depositary Nominee has the meaning given to it in the ASX Settlement Rules.

Deed Poll means the deed poll executed by Nova Minerals Corp, substantially in the form of Schedule 6 to the Scheme Implementation Deed.

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Effective means, when used in relation to the Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Election Form means the form accompanying the Scheme Booklet, pursuant to which Small Parcel Holders may elect to not participate in the Sale Facility.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Excluded Small Parcel Holder means a Small Parcel Holder who has made a valid election referred to in clause 6.9 to not participate in the Sale Facility and will not be treated as a Small Parcel Holder.

Ineligible Foreign Shareholder means any Scheme Participant whose address shown on the Nova Minerals Share Register as at the Record Date is a place outside Australia, New Zealand, United States and such other jurisdictions as determined by Nova Minerals, unless, no less than three Business Days prior to the Scheme Meeting, Nova Minerals and Nova Minerals Corp agree in writing that it is lawful and not unduly onerous or unduly impracticable to issue that Nova Minerals Shareholder with the Scheme Consideration when the Scheme becomes Effective.

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Nova Minerals and Nova Minerals Corp.

Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether the Scheme is in the best interests of Nova Minerals Shareholders, including any updates or amendments to this report made by the Independent Expert.

Listing Rules means the official listing rules of the ASX.

Marketable Parcel has the meaning given to that term in the Listing Rules, with the closing price on the last day of Nova Minerals Shares trading on ASX used to determine this.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals ADS means an ADS, representing 12 Nova Minerals Shares and which trades on NASDAQ under the ticker code “NVA”.

Nova Minerals Corp, a corporation incorporated in the State of Nevada, United States and whose principal business address is 112 North Curry Street, Carson City, NV 89703, United States.

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Nova Minerals Corp CDI means a CDI representing a beneficial interest in 1/12th of a Nova Minerals Corp Share.

Nova Minerals Corp CDI Register means the register of Nova Minerals Corp CDI holders maintained by or on behalf of Nova Minerals Corp.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Share Register means the register of Nova Minerals Corp shareholders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws of the State of Nevada.

Nova Minerals Share means a fully paid ordinary share issued in the capital of Nova Minerals.

Nova Minerals Share Register means the register of Nova Minerals shareholders, comprised of the Australian principal and US branch share registers, maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Nova Minerals Shareholder means a person who is registered in the Nova Minerals Share Register as the holder of one or more Nova Minerals Shares, from time to time.

NYSE means the New York Stock Exchange.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulatory Authority has the meaning given under the Scheme Implementation Deed.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Scheme; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Scheme.

Sale Agent means a person appointed by Nova Minerals Corp to administer the Sale Facility and to sell or arrange the sale of Nova Minerals Corp CDIs that would otherwise be issued to or for the benefit of Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) under the terms of the Scheme.

Sale Facility means the facility to be administered by the Sale Agent pursuant to which Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) will have their Scheme Consideration sold on their behalf and have the net proceeds of sale remitted to them under the terms of the Scheme.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Shareholders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals Corp and Nova Minerals.

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Scheme Booklet means the information booklet to be despatched to all Nova Minerals Shareholders and approved by the Court in connection with the Scheme, including this Scheme, the explanatory statement in respect of the Scheme, the Independent Expert’s Report and the notice of meeting.

Scheme Implementation Deed means the scheme implementation deed dated on or about 3 March 2026 between Nova Minerals and Nova Minerals Corp, as amended or varied from time to time.

Scheme Shares means all of the Nova Minerals Shares on issue on the Record Date.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Scheme Participants and one Nova Minerals Corp Share for 12 Scheme Shares held by US Share Scheme Participants, at 7.00 pm on the Record Date as described in clause 6.3.

Scheme Meeting means the meeting of Nova Minerals Shareholders convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.9, section 411(6) of the Corporations Act) in relation to this Scheme.

Scheme Participant means each person who is a Nova Minerals Shareholder (including the ADS Depositary) on the Record Date.

Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer for all Scheme Shares.

Small Parcel Holder means a Scheme Participant who is not an Ineligible Foreign Shareholder and who holds less than a Marketable Parcel of Nova Minerals Shares on the Record Date.

Subsidiaries has the meaning given to that term in section 9 of the Corporations Act.

US Share Scheme Participant means a Share Scheme Participant who is a Nova Minerals Shareholder on Nova Minerals US branch share register.

Trading Day means a trading day as defined in the Listing Rules.

1.2	Interpretation

In this Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

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(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Preliminary

2.1	Nova Minerals

(a)	Nova Minerals is a public company limited by shares incorporated in Australia and registered in Victoria.

(b)	Nova Minerals is admitted to the official list of ASX and its shares, being the Nova Minerals Shares, are officially quoted on the securities market conducted by ASX. Nova Minerals is also admitted to NASDAQ and Nova Minerals ADSs are quoted on NASDAQ.

(c)	Nova Minerals’ registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161.

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2.2	Nova Minerals Corp

Nova Minerals Corp is a corporation incorporated under the laws of the State of Nevada, United States. Nova Minerals Corp’s principal business office is at 112 North Curry Street, Carson City, NV 89703, United States.

2.3	Agreement to implement this Scheme

Nova Minerals and Nova Minerals Corp have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Scheme and the steps contemplated to follow the implementation of this Scheme, to the extent those steps are required to be done by each of them.

2.4	Deed Poll

(a)	This Scheme attributes actions to Nova Minerals Corp but does not itself impose an obligation on Nova Minerals Corp to perform those actions. Nova Minerals Corp has undertaken in favour of each Scheme Participant, by executing the Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Scheme, including to issue to each Scheme Participant the Scheme Consideration for each Scheme Share held by the Scheme Participant.

(b)	Nova Minerals undertakes in favour of each Scheme Participant to enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

2.5	Summary of Scheme

If this Scheme becomes Effective:

(a)	all of the Scheme Shares (together with all rights and entitlements attaching to the Scheme Shares) will be transferred to Nova Minerals Corp and Nova Minerals will become a subsidiary of Nova Minerals Corp on the Implementation Date;

(b)	in consideration of the transfer to Nova Minerals Corp of each Scheme Share held by a Scheme Participant, Nova Minerals Corp will, on the Implementation Date, provide to each Scheme Participant the Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Scheme and the Deed Poll;

(c)	Nova Minerals will enter the name of Nova Minerals Corp in the Nova Minerals Share Register as the holder of all the Scheme Shares;

(d)	it will bind Nova Minerals and all Scheme Participants, including those who do not attend the Scheme Meeting, those who do not vote at the Scheme Meeting and those who vote against this Scheme at the Scheme Meeting; and

(e)	it will override the constitution of Nova Minerals, to the extent of any inconsistency.

3.	Conditions precedent to the Scheme

3.1	Conditions of the Scheme

This Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.1(d) (Court Approval of Scheme) and 3.1(e) (Scheme Orders Lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

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(b)	as at 8.00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8.00 am on the Second Court Date, the Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act and if applicable, Nova Minerals and Nova Minerals Corp having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by Nova Minerals and Nova Minerals Corp as having been satisfied or waived;

(f)	lodgement with ASIC of an office copy of the order of the Court approving the Scheme pursuant to section 411(10) of the Corporations Act; and

(g)	the Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

3.2	Effect of conditions precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(g) (inclusive) of this Scheme is a condition precedent to the operation of this Scheme.

3.3	Certificate

(a)	Nova Minerals and Nova Minerals Corp will provide to the Court on the Second Court Date a certificate signed by Nova Minerals Corp and Nova Minerals (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.1(d) and 3.1(e) of the Scheme Implementation Deed) as at 8.00 am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Scheme have been satisfied or waived as at 8.00 am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8.00 am on the Second Court Date.

4.	The Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

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4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Scheme will lapse and be of no further force or effect (and Nova Minerals Corp is released from any obligations and any liability in connection with this Scheme and the Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms,

unless Nova Minerals or Nova Minerals Corp otherwise agree in writing (and, if required, as approved by the Court).

5.	Implementation of the Scheme

5.1	Lodgement of Scheme Order with ASIC

Nova Minerals will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Scheme Order as soon as practicable, and in any event by no later than 5.00 pm on the first Business Day after the date on which the Court makes that Scheme Order (or on such other Business Day as Nova Minerals and Nova Minerals Corp agree).

5.2	Transfer of Scheme Shares

Subject to the Scheme becoming Effective, on the Implementation Date:

(a)	subject to the provision of the Scheme Consideration in accordance with clause 6, the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares at the Implementation Date, must be transferred to Nova Minerals Corp, without the need for any further act by any Scheme Participant (other than acts performed by Nova Minerals as agent and attorney of the Scheme Participants under clauses 8.1 and 8.2 or otherwise), by:

(i)	Nova Minerals delivering to Nova Minerals Corp a duly completed Scheme Transfer, executed on behalf of the Scheme Participants by Nova Minerals; and

(ii)	Nova Minerals Corp executing that Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Nova Minerals for registration; and

(b)	immediately after receipt of the Scheme Transfer in accordance with clause 5.2(a)(ii), but subject to the stamping of the Scheme Transfer (if required), Nova Minerals must enter, or procure the entry of, the name of Nova Minerals Corp in the Nova Minerals Share Register in respect of the Scheme Shares transferred to Nova Minerals Corp in accordance with the Scheme.

5.3	Timing

Notwithstanding any other provision of this Scheme, while Nova Minerals Corp CDIs forming the Scheme Consideration must be issued (and the Nova Minerals Corp CDI Register updated to record their issuance) on the Implementation Date, any requirements under clause 6 for the sending of holding statements or allotment advices (or equivalent) may be satisfied as soon as practicable after the Implementation Date.

5.4	Entitlement to Scheme consideration

Subject to this Scheme becoming Effective, in consideration of the transfer of the Scheme Shares to Nova Minerals Corp, and subject to the other terms and conditions of this Scheme, on the Implementation Date:

(a)	each Scheme Participant (who is not the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders)) will be issued the Scheme Consideration in respect of the Scheme Shares held by them on the Record Date in accordance with clause 6 of this Scheme;

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(b)	each ADS Holder who holds Nova Minerals ADSs will be issued Nova Minerals Corp Shares for ADSs held by such ADS Holder through the ADS Depositary; and

(c)	the Sale Agent will be issued the Scheme Consideration by Nova Minerals Corp in respect of the Scheme Shares held by all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date in accordance with clause 6 of this Scheme.

6.	Scheme Consideration

6.1	Scheme Consideration

On the Implementation Date, Nova Minerals must procure Nova Minerals Corp to issue:

(a)	the Scheme Consideration to the Scheme Participants (other than Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders)) in accordance with clause 6.3(e) of this Scheme;

(b)	the Nova Minerals Corp Shares to ADS Holders who hold Nova Minerals ADSs (through the ADS Depositary) on the Record Date; and

(c)	the Scheme Consideration to the Sale Agent in respect of all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) on the Record Date to be dealt with in accordance with clause 6.10(a) of this Scheme.

6.2	Rounding entitlements

Where the calculation of the number of Nova Minerals Corp Shares or Nova Minerals Corp CDIs to be issued to a particular Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Share, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Shares.

6.3	Issue of Scheme consideration

(a)	Not later than one Business Day after the Record Date, Nova Minerals will give to Nova Minerals Corp a notice specifying the persons to whom Nova Minerals Corp CDIs and Nova Minerals Corp Shares are to be issued pursuant to clause 5.4 and the number of Nova Minerals Corp CDIs and Nova Minerals Corp Shares to which they are entitled (including the number to be issued to the Sale Agent).

(b)	On the Implementation Date, Nova Minerals must procure the issue, to each Scheme Participant, of the Scheme Consideration for each Scheme Share transferred to Nova Minerals Corp on the Implementation Date by that Scheme Participant.

(c)	On the Implementation Date, Nova Minerals must procure the issue, to each US Share Scheme Participant, of one Nova Minerals Corp Share for every 12 Scheme Shares transferred to Nova Minerals Corp on the Implementation Date by that US Share Scheme Participant.

(d)	On the Implementation Date, Nova Minerals must procure the issue, to each ADS Holder, of Nova Minerals Corp Shares for each ADS transferred to Nova Minerals Corp on the Implementation Date by that ADS Holder.

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(e)	The obligation of Nova Minerals to procure the issue of the Scheme Consideration under this Scheme will be satisfied by Nova Minerals Corp:

(i)	in the case of a Scheme Participant who holds Scheme Shares (other than the Australian custodian for the ADS Depositary, an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder)):

(A)	issue one Nova Minerals Corp Share for every 12 Scheme Shares held by US Share Scheme Participants on the Record Date;

(B)	procure CDN to issue one new Nova Minerals Corp CDI to that Scheme Participant for each Scheme Share held by that Scheme Participant on the Record Date; and

(C)	issue to CDN (as Depositary Nominee) the relevant number of Nova Minerals Corp Shares underlying such Nova Minerals Corp CDIs (being one Nova Minerals Corp Share for every 12 Nova Minerals Corp CDIs)

(ii)	in the case of the ADS Holders:

(A)	issue one Nova Minerals Corp Share to the ADS Depositary for every 12 Scheme Shares held by the Australian custodian of the ADS Depositary on the Record Date; and

(B)	procuring the ADS Depositary to then, subject to compliance by the ADS Holder within the terms of the arrangements pursuant to which the ADS Depositary acts as depositary for ADS Holders, deliver (by way of exchange) such Nova Minerals Corp Shares to the ADS Holders on the basis of one Nova Minerals Corp Share for each Nova Minerals ADS held by the ADS Holder on the Record Date; and

(iii)	procure CDN to issue to the Sale Agent such number of Nova Minerals Corp CDIs in accordance with clause 6.10 that Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) would otherwise have been entitled to, and in each case Nova Minerals Corp entering into the Nova Minerals Corp Share Register the name of each person who is to receive Nova Minerals Corp Shares pursuant to this Scheme.

6.4	Nova Minerals CDIs – registration and notices

(a)	On the Business Day prior to the Implementation Date, Nova Minerals must procure that Nova Minerals Corp enters in its Nova Minerals Corp Share Register the name of CDN (as Depositary Nominee) to hold the Nova Minerals Corp Shares underlying the Nova Minerals Corp CDIs to be issued in accordance with the Scheme.

(b)	After the satisfaction of the obligation in clause 6.4(a), Nova Minerals Corp must:

(i)	on the Implementation Date procure the recording in the Nova Minerals Corp CDI Register of each Scheme Participant who is to receive Nova Minerals Corp CDIs under the Scheme and issue Nova Minerals Corp CDIs to the Sale Agent; and

(ii)	as soon as reasonably practicable, despatch or cause to be despatched, to each Scheme Participant who is to receive Nova Minerals Corp CDIs under the Scheme, a holding statement or confirmation advice in the name of the Scheme Participant representing the number of Nova Minerals Corp CDIs issued to that Scheme Participant.

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6.5	Nova Minerals Corp Shares – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Shares under clause 6.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Share Register of the name of each US Share Scheme Participant and ADS Holder who is to receive Nova Minerals Corp Shares.

6.6	Joint holders

In the case of Scheme Shares held in joint names:

(a)	Nova Minerals Corp CDIs to be issued under this Scheme will be issued to and registered in the names of the joint holders;

(b)	any other document required to be sent under this Scheme will be forwarded to the registered address recorded in the Nova Minerals Share Register; and

(c)	in respect of any Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders), any cheque required to be paid to Scheme Participants will be payable to the joint holders and will be forwarded to the registered address recorded on the Nova Minerals Share Register on the Record Date.

6.7	Scheme Participants’ agreement

If the Scheme becomes Effective:

(a)	each Scheme Participant (other than an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder)) will be deemed:

(i)	to have agreed to become a member of Nova Minerals Corp;

(ii)	to have accepted the Nova Minerals Corp CDI issued to that holder under this Scheme;

(iii)	to have agreed to have their name and address entered into the Nova Minerals Corp CDI Register; and

(iv)	to have agreed to be bound by the terms of the Nova Minerals Corp CDI, the certificate of incorporation and by-laws of Nova Minerals Corp in force from time to time;

(b)	each Scheme Participant that is an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder) agrees and acknowledges that the payment to it of an amount in accordance with clause 6.10(c) constitutes the satisfaction in full of its entitlement under this Scheme; and

(c)	each Scheme Participant agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, in accordance with the terms of this Scheme.

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6.8	Warranty by Scheme Participants

Each Scheme Participant warrants to Nova Minerals Corp and is deemed to have authorised Nova Minerals to warrant to Nova Minerals Corp as agent and attorney for the Scheme Participant by virtue of this clause 6.8, that:

(a)	all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Nova Minerals Corp under the Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those Scheme Shares) to Nova Minerals Corp under the Scheme.

6.9	Small Parcel Holders

Each Small Parcel Holder will be entitled to elect not to participate in the Sale Facility by completing the Election Form and returning it to the address specified on the Election Form so that it is received by the Record Date. An election under this clause 6.9 must be made in accordance with the terms and conditions on the Election Form.

6.10	Ineligible Foreign Shareholders and Small Parcel Holders

(a)	Nova Minerals Corp has no obligation under this Scheme to issue any Scheme Consideration in the name of an Ineligible Foreign Shareholder or Small Parcel Holder (excluding an Excluded Small Parcel Holder).

(b)	Nova Minerals Corp CDIs, that would but for clause 6.10(a), have been issued in the name of an Ineligible Foreign Shareholder or a Small Parcel Holder (excluding an Excluded Small Parcel Holder pursuant to clause 6.9) as Scheme Consideration, must be issued by Nova Minerals Corp to the Sale Agent and Nova Minerals must procure that:

(i)	the name and registered address of the Sale Agent is entered into the Nova Minerals Corp CDI Register on the Implementation Date in respect of the Nova Minerals Corp CDIs required to be issued to it under clause 5.4(c); and

(ii)	a holding statement is sent to the registered address of the Sale Agent, representing the number of Nova Minerals Corp CDIs issued to it.

(c)	Nova Minerals and Nova Minerals Corp must procure that the Sale Agent:

(i)	as soon as reasonably practicable and, in any event, not more than 90 Business Days after the Implementation Date, sells all Nova Minerals Corp CDIs issued to the Sale Agent pursuant to clause 6.10(b) in such manner at such price and other terms as the Sale Agent determines in good faith for the benefit of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders);

(ii)	promptly after receiving the proceeds in respect of the sale of all of the Nova Minerals Corp CDIs referred to in clause 6.10(c)(i), remits the gross proceeds to Nova Minerals’ Australian share registry so that all Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) receive the same price per Nova Minerals Corp CDI, subject to rounding to the nearest whole cent), and any income referable to those Nova Minerals Corp CDIs in full and final satisfaction of the Ineligible Foreign Shareholders’ and Small Parcel Holders’ rights and entitlements under this Scheme; and

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(iii)	remits the gross proceeds of sale to Nova Minerals’ share registry which will subsequently distribute such proceeds by:

(A)	making a deposit in Australian dollars into a bank account nominated by the Ineligible Foreign Shareholders or Small Parcel Holders to Nova Minerals’ share registry for purposes of receiving dividend payments or notified by the Ineligible Foreign Shareholders or Small Parcel Holders (excluding Excluded Small Parcel Holders) to Nova Minerals and recorded in the Nova Minerals Share Register on the Record Date; or

(B)	dispatching, or procuring the dispatch of, a cheque for the relevant amount in Australian dollars drawn in the name of the Ineligible Foreign Shareholders and Small Parcel Holders (excluding Excluded Small Parcel Holders) (or in the case of joint holders, in accordance with clause 6.6) by ordinary pre-paid post to the address of that Ineligible Foreign Shareholder and Small Parcel Holder appearing in the Nova Minerals Share Register on the Record Date.

(d)	In the event that Nova Minerals’ Australian share registry believes, after consultation with Nova Minerals, that an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders) is not known at its address appearing in the Nova Minerals Share Register on the Record Date, Nova Minerals’ Australian share registry may credit the amount payable to that Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) to a separate bank account of Nova Minerals to be held until the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) claims the amount or the interest is dealt with in accordance with unclaimed money legislation, and Nova Minerals must hold the amount in trust but any amount accruing from the amount will be to the benefit of Nova Minerals. An amount credited to the account is to be treated as having been paid to the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable). Nova Minerals must maintain records of the amounts paid, the people who are entitled to the amounts and any transfers of the amounts.

(e)	Payment by Nova Minerals’ Australian share registry to an Ineligible Foreign Shareholder or Small Parcel Holder in accordance with this clause 6.10 satisfies in full the Ineligible Foreign Shareholder’s or Small Parcel Holder’s (excluding Excluded Small Parcel Holder’s) right to the Scheme Consideration.

(f)	None of Nova Minerals Corp, Nova Minerals or the Sale Agent gives any assurance as to the price that will be achieved for the sale of Nova Minerals Corp Shares described in this clause 6.10, and the sale of Nova Minerals Corp CDIs under this clause 6.10 will be at the risk of the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable).

(g)	If Nova Minerals receives professional advice that any withholding or other tax is required by law or by a Regulatory Authority to be withheld from a payment to an Ineligible Foreign Shareholder or Small Parcel Holder (excluding Excluded Small Parcel Holders) (as applicable), Nova Minerals is entitled to instruct its Australian share registry to withhold the relevant amount before making the payment to the Ineligible Foreign Shareholder or Small Parcel Holder (as applicable) under clause 6.10(c)(i) (and payment of the reduced amount shall be taken to be full payment of the relevant amount for the purposes of this Scheme). Nova Minerals’ Australian share registry must pay any amount so withheld to the relevant tax authorities within the time permitted by law, and, if requested in writing by the relevant Ineligible Foreign Shareholder or Small Parcel Holder, provide a receipt or other appropriate evidence of such payment (or procure the provision of such receipt or other evidence) to the relevant Ineligible Foreign Shareholder or Small Parcel Holder.

(h)	Each Ineligible Foreign Shareholder and Small Parcel Holder appoints Nova Minerals as its agent to take any necessary or appropriate actions, or to receive on its behalf any financial services guide or other notice which may be given by the Sale Agent to the Ineligible Foreign Shareholder or Small Parcel Holder, in connection with its appointment or sales.

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7.	Dealings in Nova Minerals Shares

7.1	Determination of Scheme Participants

To establish the identity of Scheme Participants, dealings in Nova Minerals Shares will only be recognised if:

(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Nova Minerals Share Register as holder of the relevant Nova Minerals Shares on or before the Record Date; and

(b)	in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Record Date at the place where the Nova Minerals Share Register is kept.

7.2	Nova Minerals Share Register

Nova Minerals must register any transmission application or transfer received in accordance with clause 7.1 by the Record Date.

7.3	Transfer requests received after Record Date

Nova Minerals will not accept for registration or recognise for any purpose any transfer, transmission or application in respect of Nova Minerals Shares received after the times specified in clause 7.1, or received prior to such times but not in registrable form, other than a transfer to Nova Minerals Corp in accordance with this Scheme.

7.4	No disposals after Record Date

If this Scheme becomes Effective, each Scheme Participant, and any person claiming through that Scheme Participant, must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date.

7.5	Maintenance of Nova Minerals Share Register

Subject to issuance of the Scheme Consideration and registration of the transfer to Nova Minerals Corp in accordance with clause 5.2, any statements of holding in respect of Scheme Shares will cease to have effect on the Record Date as documents of title in respect of those shares. On the Record Date, each entry on the Nova Minerals Share Register will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Effect of Holding Statements

Subject to provision of the Scheme Consideration and registration of the transfer to Nova Minerals Corp, any statements of holding in respect of Nova Minerals Shares will cease to have effect after the Record Date as documents of title in respect of those shares. After the Record Date, each entry current on the Nova Minerals Share Register on the Record Date will cease to have effect except as evidence of entitlement to the Scheme Consideration.

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7.7	Details of Scheme Participants

As soon as practicable after the Record Date, and in any event within one Business Day of the Record Date, Nova Minerals will ensure that details of the names, registered addresses and holdings of Nova Minerals Shares for each Scheme Participant, as shown in the Nova Minerals Share Register on the Record Date, are available to Nova Minerals Corp in such form as Nova Minerals Corp reasonably requires.

7.8	Removal from quotation and de-listing

(a)	Nova Minerals will:

(i)	apply to ASX to suspend trading in Nova Minerals Shares with effect from the close of trading on ASX on the Effective Date; and

(ii)	apply to NASDAQ to suspend trading in Nova Minerals ADSs from the close of trading on NASDAQ on the Implementation Date.

(b)	With effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, Nova Minerals will apply:

(i)	for termination of the official quotation of Nova Minerals Shares on ASX; and

(ii)	to have itself removed from the official list of the ASX.

8.	General

8.1	Scheme Participant agreements and consents

Each Scheme Participant:

(a)	irrevocably agrees to the transfer of their Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, to Nova Minerals Corp in accordance with the terms of the Scheme;

(b)	irrevocably consents to Nova Minerals and Nova Minerals Corp doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Scheme and the transactions contemplated by it, without the need for any further act by that Scheme Participant.

8.2	Authority given to Nova Minerals

On this Scheme becoming Effective, each Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Nova Minerals (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Deed Poll against Nova Minerals Corp;

(b)	in the case of Scheme Shares in a CHESS holding:

(i)	causing a message to be transmitted to ASX Settlement in accordance with the ASX Settlement Rules so as to transfer the Scheme Shares held by the Scheme Participant from the CHESS sub-register of Nova Minerals to the issuer sponsored sub-register operated by Nova Minerals or its share registry at any time after Nova Minerals Corp has provided the Scheme Consideration which is due under this Scheme to Scheme Participants; and

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(ii)	completing and signing on behalf of Scheme Participants any required form of transfer of Scheme Shares;

(c)	in the case of Scheme Shares registered in the issuer sponsored sub-register operated by Nova Minerals or its share registry, completing and signing on behalf of Scheme Participants any required form of transfer; and

(d)	doing all things and executing any agreements, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including the effecting of a valid transfer or transfers (or the execution and delivery of any Scheme Transfers) as contemplated by clause 5.2, and Nova Minerals accepts such appointment. Nova Minerals as attorney and agent of each Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Scheme Participant and Nova Minerals will execute documents and do all things and acts necessary or expedient in order to implement this Scheme.

8.4	Scheme binding

This Scheme binds Nova Minerals and all Scheme Participants (including those who do not attend the Scheme Meeting, those who do not vote at that meeting or vote against this Scheme) and, to the extent of any inconsistency, overrides the constitution of Nova Minerals.

8.5	Variation, cancellation or modification of rights

The Scheme Participants agree to the transfer of their Scheme Shares in accordance with this Scheme and agree to the variation, cancellation or modification of the rights attached to their Scheme Shares constituted or resulting from this Scheme (if any).

8.6	Beneficial entitlement to Scheme Shares

Immediately from the time that Nova Minerals Corp has satisfied its obligations under clauses 5.4 and 6 pending registration by Nova Minerals of Nova Minerals Corp in the Nova Minerals Share Register as the holder of the Scheme Shares:

(a)	Nova Minerals Corp will be beneficially entitled to the Scheme Shares transferred to it under this Scheme; and

(b)	each Scheme Participant, without the need for any further act by that Scheme Participant:

(i)	irrevocably appoints Nova Minerals Corp as attorney and agent (and directs Nova Minerals Corp in each capacity) to appoint any director, officer, secretary or agent nominated by Nova Minerals Corp as its sole proxy and, where applicable, its corporate representative to attend shareholder meetings of Nova Minerals, exercise the votes attached to the Scheme Shares registered in the name of the Scheme Participant and sign any shareholders resolution of Nova Minerals;

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(ii)	undertakes not to otherwise attend or vote at any such meetings or sign any such resolutions, whether in person, by proxy or by corporate representative other than pursuant to clause 8.6(b)(i);

(iii)	must take all other actions in the capacity of a registered holder of Scheme Shares as Nova Minerals Corp reasonably directs; and

(iv)	acknowledges and agrees that in exercising the powers referred to in this clause 8.6(b), any director, officer, secretary or agent nominated by Nova Minerals Corp may act in the best interests of Nova Minerals Corp as the intended registered holder of the Scheme Shares.

8.7	Withholding

If Nova Minerals Corp considers that it must pay an amount to the Commissioner of Taxation (Commissioner) under Subdivision 14-D of Schedule 1 of the Taxation Administration Act 1953 (Cth) (TAA) in relation to the acquisition of the Scheme Shares from a Scheme Participant, Nova Minerals Corp will:

(a)	determine the amount to be paid to the Commissioner (Withholding Amount) being 15% (or a lesser rate approved by the Commissioner) of the Scheme Consideration otherwise payable to the Scheme Participant or Sale Agent, as appropriate;

(b)	withhold the Withholding Amount from the Scheme Consideration (by issuing such lesser number of Nova Minerals Corp Shares to the Scheme Participant or Sale Agent, as appropriate for the Withholding Amount) and remit the Withholding Amount to the Commissioner within the timeframe required under the TAA (and issue of the reduced number of Nova Minerals Corp Shares shall be taken to be full payment of the Scheme Consideration for the purposes of this Scheme); and

(c)	if requested in writing by the relevant Scheme Participant, provide a receipt or other appropriate evidence of payment of the Withholding Amount to the Commissioner (or procure the provision of such receipt or other evidence) to the relevant Scheme Participant.

8.8	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Scheme is sent by post to Nova Minerals, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Nova Minerals’ registered office or at the office of Nova Minerals’ share registry.

(b)	The accidental omission to give notice of the Scheme Meeting to any Nova Minerals Shareholders, or the non-receipt of such a notice by any Nova Minerals Shareholders, will not, unless ordered by the Court, invalidate this Scheme or the proceedings at the Scheme Meeting.

8.9	Alterations and conditions

If the Court proposes to approve this Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Nova Minerals may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Scheme to which Nova Minerals Corp has consented, such consent not to be unreasonably withheld or delayed.

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8.10	Enforcement of Deed Poll

Nova Minerals undertakes in favour of each Scheme Participant that it will enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

8.11	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the transfer by Scheme Participants of the Scheme Shares to Nova Minerals Corp pursuant to the Scheme will be payable by Nova Minerals Corp.

8.12	Limitation of liability

None of Nova Minerals or Nova Minerals Corp nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

8.13	Governing Law

(a)	This Scheme is governed by and will be construed according to the laws of the State of New South Wales within the Commonwealth of Australia.

(b)	Each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Scheme; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.13(b)(i).

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Schedule 5

Warrant Scheme

Scheme of Arrangement made under Section 411 of the Corporations Act 2001 (CTH)

Scheme of Arrangement – Warrant Scheme

Nova Minerals Limited

ACN 006 690 348

The holders of Nova Minerals Listed Warrants

2026

SCHEME OF ARRANGEMENT – WARRANT SCHEME

Under section 411 of the Corporations Act

BETWEEN:

(1)	Nova Minerals Limited ACN 006 690 348 whose registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals); and

(2)	The registered holders of Nova Minerals Listed Warrants as at 7.00 pm on the Record Date (Scheme Participants)

OPERATIVE PROVISIONS

1.	Defined terms & interpretation

1.1	Defined terms

In this Scheme, except where the context otherwise requires:

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as the context requires.

Business Day means a business day as defined in the Listing Rules and, to the extent any action must be taken in relation to NASDAQ, a day on which NASDAQ is operating but excludes a day that is a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia or the State of Nevada, United States.

Conditions Precedent means the conditions precedent to this Scheme set out in clause 3.2 of the Scheme Implementation Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or the Supreme Court of New South Wales, or such other court of competent jurisdiction under the Corporations Act.

Deed Poll means the deed poll executed by Nova Minerals Corp, substantially in the form of Schedule 7 to the Scheme Implementation Deed.

Effective means, when used in relation to the Scheme, the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme taking effect pursuant to section 411(10) of the Corporations Act, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which the Scheme becomes Effective.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security arrangement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by law or contract.

End Date means 31 August 2026, or such later date as agreed to in writing between the parties from time to time.

Implementation Date means the fifth Business Day after the Record Date, or such other date agreed to in writing by Nova Minerals and Nova Minerals Corp.

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Independent Expert means a person to be appointed by Nova Minerals to prepare the Independent Expert’s Report.

Independent Expert’s Report means the independent expert’s report prepared by the Independent Expert for inclusion in the Scheme Booklet, which states the Independent Expert’s opinion in relation to whether the Scheme is in the best interests of Nova Minerals Listed Warrant Holders, including any updates or amendments to this report made by the Independent Expert.

Listing Rules means the official listing rules of the ASX.

NASDAQ means the NASDAQ Stock Market LLC or the NASDAQ Capital Market, as the context requires.

Nova Minerals Corp, a corporation incorporated in the State of Nevada, United States and whose principal business address is 112 North Curry Street, Carson City, NV 89703, United States.

Nova Minerals Corp Share means a share of common stock of Nova Minerals Corp.

Nova Minerals Corp Warrant means a warrant to acquire a Nova Minerals Corp Share, to be issued on substantially the same terms as a Nova Minerals Listed Warrant, other than any terms which are required to be adjusted to implement this Scheme or the Share Scheme, including any adjustments to the exercise price and the number of Nova Minerals Corp Shares issued upon exercise.

Nova Minerals Corp Warrant Register means the register of Nova Minerals Corp Warrant holders maintained by or on behalf of Nova Minerals Corp and maintained in accordance with applicable laws of the State of Nevada.

Nova Minerals Listed Warrant means a warrant to acquire a Nova Minerals ADS with an exercise price of US$7.266 per warrant, which trades on the NASDAQ under the ticker code “NVAWW”.

Nova Minerals Listed Warrant Holder means each person who is registered in the Nova Minerals Warrant Register as a holder of a Nova Minerals Listed Warrant.

Nova Minerals Unlisted Warrant has the meaning given under the Scheme Implementation Deed.

Nova Minerals Warrant Register means the register of holders of Nova Minerals Listed Warrants and Nova Minerals Unlisted Warrants maintained by or on behalf of Nova Minerals in accordance with the Corporations Act.

Record Date means 7.00 pm (Sydney time) on the second Business Day following the Effective Date, or such other date (after the Effective Date) as Nova Minerals and Nova Minerals Corp may agree in writing.

Regulatory Authority has the meaning given under the Scheme Implementation Deed.

Representative means:

(a)	in relation to Nova Minerals, any director, officer or employee of any member of Nova Minerals and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals in relation to the Scheme; and

(b)	in relation to Nova Minerals Corp, any director, officer or employee of any member of Nova Minerals Corp and any financier, financial adviser, accounting adviser, auditor, legal adviser or technical or other expert adviser or consultant to Nova Minerals Corp in relation to the Scheme.

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Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Listed Warrant Holders, as set out in this document, together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals Corp and Nova Minerals.

Scheme Booklet means the information booklet to be despatched to all Nova Minerals Listed Warrant Holders and approved by the Court in connection with the Scheme, including this Scheme, the explanatory statement in respect of the Scheme, the Independent Expert’s Report and the notice of meeting.

Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Scheme Participants at 7.00 pm on the Record Date as described in clause 6.3.

Scheme Implementation Deed means the scheme implementation deed dated on or about 3 March 2026 between Nova Minerals and Nova Minerals Corp, as amended or varied from time to time.

Scheme Meeting means the meeting of Nova Minerals Listed Warrant Holders convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act and includes any adjournment of that meeting.

Scheme Order means the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable and subject to clause 8.8, section 411(6) of the Corporations Act) in relation to this Scheme.

Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Warrants held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer for all Scheme Warrants.

Scheme Warrant means a Nova Minerals Listed Warrant on issue on the Record Date.

Second Court Date means the first day on which the application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme is heard or, if the application is adjourned for any reason, the first day on which the adjourned application is heard.

Share Scheme has the meaning given under the Scheme Implementation Deed.

Trading Day means a trading day as defined in the Listing Rules.

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1.2	Interpretation

In this Scheme:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, or schedule is to a clause or paragraph of, or schedule to, this agreement, and a reference to this document includes any schedule;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, dollar, Australian dollar or $ is to Australian currency;

(f)	a reference to US$ or USD is to the lawful currency of the United States;

(g)	a reference to time is to time in Sydney, Australia, unless otherwise noted;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act and not otherwise defined in this agreement has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it; and

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Preliminary

2.1	Nova Minerals

(a)	Nova Minerals is a public company limited by shares incorporated in Australia and registered in Victoria.

(b)	Nova Minerals is admitted to the official list of ASX. Nova Minerals is also admitted to NASDAQ and its listed warrants, being the Nova Minerals Listed Warrants, are officially quoted on the securities market conducted by NASDAQ.

(c)	Nova Minerals’ registered office is at Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161.

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2.2	Nova Minerals Corp

Nova Minerals Corp is a corporation incorporated under the laws of the State of Nevada, United States. Nova Minerals Corp’s principal business office is at 112 North Curry Street, Carson City, NV 89703, United States.

2.3	Agreement to implement this Scheme

Nova Minerals and Nova Minerals Corp have agreed, by executing the Scheme Implementation Deed, to implement the terms of this Scheme and the steps contemplated to follow the implementation of this Scheme, to the extent those steps are required to be done by each of them.

2.4	Deed Poll

(a)	This Scheme attributes actions to Nova Minerals Corp but does not itself impose an obligation on Nova Minerals Corp to perform those actions. Nova Minerals Corp has undertaken in favour of each Scheme Participant, by executing the Deed Poll, that it will fulfil its obligations under the Scheme Implementation Deed and do all acts and things necessary or desirable on its part to give full effect to this Scheme, including to issue to each Scheme Participant the Scheme Consideration for each Scheme Warrant held by the Scheme Participant.

(b)	Nova Minerals undertakes in favour of each Scheme Participant to enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

2.5	Summary of Scheme

If this Scheme becomes Effective:

(a)	all of the Scheme Warrants (together with all rights and entitlements attaching to the Scheme Warrants) will be transferred to Nova Minerals Corp and Nova Minerals will become a subsidiary of Nova Minerals Corp on the Implementation Date;

(b)	in consideration of the transfer to Nova Minerals Corp of each Scheme Warrant held by a Scheme Participant, Nova Minerals Corp will, on the Implementation Date, provide to each Scheme Participant the Scheme Consideration in accordance with the terms of the Scheme Implementation Deed, this Scheme and the Deed Poll;

(c)	Nova Minerals will enter the name of Nova Minerals Corp in the Nova Minerals Warrant Register as the holder of all the Scheme Warrants;

(d)	it will bind Nova Minerals and all Scheme Participants, including those who do not attend the Scheme Meeting, those who do not vote at the Scheme Meeting and those who vote against this Scheme at the Scheme Meeting; and

(e)	it will override the constitution of Nova Minerals, to the extent of any inconsistency.

3.	Conditions precedent to the Scheme

3.1	Conditions of the Scheme

This Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions:

(a)	all of the Conditions Precedent being satisfied or waived (other than the conditions in clauses 3.2(d) (Court Approval of Scheme) and 3.2(f) (Warrant Scheme Orders Lodged with ASIC) of the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed by the times set out in the Scheme Implementation Deed;

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(b)	as at 8.00 am on the Second Court Date, the Scheme Implementation Deed not having been terminated in accordance with its terms;

(c)	as at 8.00 am on the Second Court Date, the Deed Poll not having been terminated in accordance with its terms;

(d)	approval of the Scheme by the Court pursuant to section 411(4)(b) of the Corporations Act and if applicable, Nova Minerals and Nova Minerals Corp having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act;

(e)	such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme and agreed to by Nova Minerals and Nova Minerals Corp as having been satisfied or waived;

(f)	lodgement with ASIC of an office copy of the order of the Court approving the Scheme pursuant to section 411(10) of the Corporations Act; and

(g)	the Scheme Order comes into effect, pursuant to section 411(10) of the Corporations Act.

3.2	Effect of conditions precedent

The satisfaction of each condition in clauses 3.1(a) to 3.1(g) (inclusive) of this Scheme is a condition precedent to the operation of this Scheme.

3.3	Certificate

(a)	Nova Minerals and Nova Minerals Corp will provide to the Court on the Second Court Date a certificate signed by Nova Minerals Corp and Nova Minerals (or such other evidence as the Court requests):

(i)	stating whether or not the Conditions Precedent have been satisfied or waived (other than the Conditions Precedent in clauses 3.2(d) and 3.2(f) of the Scheme Implementation Deed) as at 8.00 am on the Second Court Date; and

(ii)	confirming (in respect of matters within their knowledge) whether or not the conditions precedent in clauses 3.1(b) and 3.1(c) of this Scheme have been satisfied or waived as at 8.00 am on the Second Court Date.

(b)	The certificate referred to in clause 3.3(a) will constitute conclusive evidence of whether such Conditions Precedent have been satisfied or waived as at 8.00 am on the Second Court Date.

4.	The Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

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4.2	End Date

Without limiting any rights under the Scheme Implementation Deed, this Scheme will lapse and be of no further force or effect (and Nova Minerals Corp is released from any obligations and any liability in connection with this Scheme and the Deed Poll) if:

(a)	the Effective Date has not occurred on or before the End Date; or

(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms,

unless Nova Minerals or Nova Minerals Corp otherwise agree in writing (and, if required, as approved by the Court).

5.	Implementation of the Scheme

5.1	Lodgement of Scheme Order with ASIC

Nova Minerals will lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Scheme Order as soon as practicable, and in any event by no later than 5.00 pm on the first Business Day after the date on which the Court makes that Scheme Order (or on such other Business Day as Nova Minerals and Nova Minerals Corp agree).

5.2	Transfer of Scheme Warrants

Subject to the Scheme becoming Effective, on the Implementation Date:

(a)	subject to the provision of the Scheme Consideration in accordance with clause 6, the Scheme Warrants, together with all rights and entitlements attaching to the Scheme Warrants at the Implementation Date, must be transferred to Nova Minerals Corp, without the need for any further act by any Scheme Participant (other than acts performed by Nova Minerals as agent and attorney of the Scheme Participants under clauses 8.1 and 8.2 or otherwise), by:

(i)	Nova Minerals delivering to Nova Minerals Corp a duly completed Scheme Transfer, executed on behalf of the Scheme Participants by Nova Minerals; and

(ii)	Nova Minerals Corp executing that Scheme Transfer, attending to the stamping of the Scheme Transfer (if required) and delivering it to Nova Minerals for registration; and

(b)	immediately after receipt of the Scheme Transfer in accordance with clause 5.2(a)(ii), but subject to the stamping of the Scheme Transfer (if required), Nova Minerals must enter, or procure the entry of, the name of Nova Minerals Corp in the Nova Minerals Warrant Register in respect of the Scheme Warrants transferred to Nova Minerals Corp in accordance with the Scheme.

5.3	Timing

Notwithstanding any other provision of this Scheme, while Nova Minerals Corp Warrants forming the Scheme Consideration must be issued (and the Nova Minerals Corp Warrant Register updated to record their issuance) on the Implementation Date, any requirements under clause 6 for the sending of holding statements or allotment advices (or equivalent) may be satisfied as soon as practicable after the Implementation Date.

5.4	Entitlement to Scheme Consideration

Subject to this Scheme becoming Effective, in consideration of the transfer of the Scheme Warrants to Nova Minerals Corp, and subject to the other terms and conditions of this Scheme, on the Implementation Date: each Scheme Participant will be issued the Scheme Consideration in respect of the Scheme Warrants held by them on the Record Date in accordance with clause 6 of this Scheme.

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6.	Scheme Consideration

6.1	Scheme Consideration

On the Implementation Date, Nova Minerals must procure Nova Minerals Corp to issue the Scheme Consideration to the Scheme Participants in accordance with clause 6.3(c) of this Scheme.

6.2	Rounding entitlements

Where the calculation of the number of Nova Minerals Corp Warrants to be issued to a particular Scheme Participant would result in the issue of a fraction of a Nova Minerals Corp Warrant, then any such fractional entitlement will be rounded up to the nearest whole number of Nova Minerals Corp Warrants.

6.3	Issue of Scheme Consideration

(a)	Not later than one Business Day after the Record Date, Nova Minerals will give to Nova Minerals Corp a notice specifying the persons to whom Nova Minerals Corp Warrants are to be issued pursuant to clause 5.4 and the number of Nova Minerals Corp Warrants to which they are entitled.

(b)	On the Implementation Date, Nova Minerals must procure the issue, to each Scheme Participant, of the Scheme Consideration for each Scheme Warrant transferred to Nova Minerals Corp on the Implementation Date by that Scheme Participant.

(c)	The obligation of Nova Minerals to procure the issue of the Scheme Consideration under this Scheme will be satisfied by Nova Minerals Corp:

(i)	issuing one Nova Minerals Corp Warrant to the Scheme Participants for each Scheme Warrant held by each Scheme Participant on the Record Date; and

(i)	entering into the Nova Minerals Corp Warrant Register the name of each person who is to receive Nova Minerals Corp Warrants pursuant to this Scheme.

6.4	Nova Minerals Corp Warrants – registration and notices

The obligation of Nova Minerals to procure that Nova Minerals Corp issues Nova Minerals Corp Warrants under clause 6.3 will be satisfied by Nova Minerals Corp, on the Implementation Date, procuring the entry in the Nova Minerals Corp Warrant Register of the name of each person who is to receive Nova Minerals Corp Warrants.

6.5	Joint holders

In the case of Scheme Warrants held in joint names:

(a)	Nova Minerals Corp Warrants to be issued under this Scheme will be issued to and registered in the names of the joint holders; and

(b)	any other document required to be sent under this Scheme will be forwarded to the registered address recorded in the Nova Minerals Warrant Register.

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6.6	Scheme Participants’ agreement

If the Scheme becomes Effective:

(a)	each Scheme Participant will be deemed:

(i)	to have agreed to become a warrant holder of Nova Minerals Corp;

(ii)	to have accepted the Nova Minerals Corp Warrants issued to that holder under this Scheme;

(iii)	to have agreed to have their name and address entered into the Nova Minerals Corp Warrant Register; and

(iv)	to have agreed to be bound by the terms of the Nova Minerals Corp Warrants;

and

(b)	each Scheme Participant agrees to the transfer of their Scheme Warrants, together with all rights and entitlements attaching to those Scheme Warrants, in accordance with the terms of this Scheme.

6.7	Warranty by Scheme Participants

Each Scheme Participant warrants to Nova Minerals Corp and is deemed to have authorised Nova Minerals to warrant to Nova Minerals Corp as agent and attorney for the Scheme Participant by virtue of this clause 6.7, that:

(a)	all their Scheme Warrants (including any rights and entitlements attaching to those warrants) transferred to Nova Minerals Corp under the Scheme will, as at the date of the transfer, be free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Warrants (including any rights and entitlements attaching to those Scheme Warrants) to Nova Minerals Corp under the Scheme.

7.	Dealings in Nova Minerals Listed Warrants

7.1	Determination of Scheme Participants

Nova Minerals will not accept for registration or recognise for any purpose any exercise of Nova Minerals Listed Warrants received after the date which is two Business Days prior to the Record Date and, after such time, the Nova Minerals Listed Warrants shall not be capable of exercise notwithstanding any terms on which such Nova Minerals Listed Warrants were granted.

7.2	Nova Minerals Warrant Register

Nova Minerals must register any transmission application or transfer received in accordance with clause 7.1 by the Record Date.

7.3	Transfer requests received after Record Date

Nova Minerals will not accept for registration or recognise for any purpose any transfer, transmission or application in respect of Nova Minerals Listed Warrants received after the times specified in clause 7.1, or received prior to such times but not in registrable form, other than a transfer to Nova Minerals Corp in accordance with this Scheme.

7.4	No exercise or disposals after Record Date

If this Scheme becomes Effective, each Scheme Participant, and any person claiming through that Scheme Participant, must not exercise or dispose, or purport or agree to exercise or dispose, of any Scheme Warrants or any interest in them after the Record Date.

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7.5	Maintenance of Nova Minerals Warrant Register

Subject to issuance of the Scheme Consideration and registration of the transfer to Nova Minerals Corp in accordance with clause 5.2, any statements of holding in respect of Scheme Warrants will cease to have effect on the Record Date as documents of title in respect of those warrants. On the Record Date, each entry on the Nova Minerals Warrant Register will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Effect of Holding Statements

Subject to provision of the Scheme Consideration and registration of the transfer to Nova Minerals Corp, any statements of holding in respect of Nova Minerals Listed Warrants will cease to have effect after the Record Date as documents of title in respect of those warrants. After the Record Date, each entry current on the Nova Minerals Warrant Register on the Record Date will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.7	Details of Scheme Participants

As soon as practicable after the Record Date, and in any event within one Business Day of the Record Date, Nova Minerals will ensure that details of the names, registered addresses and holdings of Nova Minerals Listed Warrants for each Scheme Participant, as shown in the Nova Minerals Warrant Register on the Record Date, are available to Nova Minerals Corp in such form as Nova Minerals Corp reasonably requires.

7.8	Removal from quotation

(a)	Nova Minerals will apply to NASDAQ to suspend trading in Nova Minerals Listed Warrants from the close of trading on NASDAQ on the Implementation Date.

(b)	With effect on and from the close of trading on the Trading Day immediately following, or shortly after, the Implementation Date, Nova Minerals will apply for termination of the official quotation of Nova Minerals Listed Warrants on NASDAQ.

8.	General

8.1	Scheme Participant agreements and consents

Each Scheme Participant:

(a)	irrevocably agrees to the transfer of their Scheme Warrants, together with all rights and entitlements attaching to those Scheme Warrants, to Nova Minerals Corp in accordance with the terms of the Scheme;

(b)	irrevocably consents to Nova Minerals and Nova Minerals Corp doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the terms of the Scheme and the transactions contemplated by it, without the need for any further act by that Scheme Participant.

8.2	Authority given to Nova Minerals

On this Scheme becoming Effective, each Scheme Participant, without the need for any further act, is deemed to have irrevocably appointed Nova Minerals (and all of its directors and officers (jointly and severally)) as its attorney and agent for the purposes of:

(a)	enforcing the Deed Poll against Nova Minerals Corp; and

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(b)	doing all things and executing any agreements, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it, including the effecting of a valid transfer or transfers (or the execution and delivery of any Scheme Transfers) as contemplated by clause 5.2, and Nova Minerals accepts such appointment. Nova Minerals as attorney and agent of each Scheme Participant, may sub delegate its functions, authorities or powers under this clause 8.2 to all or any of its directors and officers (jointly, severally or jointly and severally).

8.3	Further assurances

Each Scheme Participant and Nova Minerals will execute documents and do all things and acts necessary or expedient in order to implement this Scheme.

8.4	Scheme binding

This Scheme binds Nova Minerals and all Scheme Participants (including those who do not attend the Scheme Meeting, those who do not vote at that meeting or vote against this Scheme) and, to the extent of any inconsistency, overrides the constitution of Nova Minerals.

8.5	Variation, cancellation or modification of rights

The Scheme Participants agree to the transfer of their Scheme Warrants in accordance with this Scheme and agree to the variation, cancellation or modification of the rights attached to their Scheme Warrants constituted or resulting from this Scheme (if any).

8.6	Beneficial entitlement to Scheme Warrants

Immediately from the time that Nova Minerals Corp has satisfied its obligations under clauses 5.4 and 6 pending registration by Nova Minerals of Nova Minerals Corp in the Nova Minerals Warrant Register as the holder of the Scheme Warrants, Nova Minerals Corp will be beneficially entitled to the Scheme Warrants transferred to it under this Scheme.

8.7	Notices

(a)	Where a notice, transfer, transmission application or other communication referred to in this Scheme is sent by post to Nova Minerals, it will not be deemed to be received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Nova Minerals’ registered office or at the office of Nova Minerals’ share registry.

(b)	The accidental omission to give notice of the Scheme Meeting to any Nova Minerals Listed Warrant Holders, or the non-receipt of such a notice by any Nova Minerals Listed Warrant Holders, will not, unless ordered by the Court, invalidate this Scheme or the proceedings at the Scheme Meeting.

8.8	Alterations and conditions

If the Court proposes to approve this Scheme subject to any conditions or alterations under section 411(6) of the Corporations Act, Nova Minerals may, by its counsel on behalf of all persons concerned, consent to only such of those conditions or alterations to this Scheme to which Nova Minerals Corp has consented, such consent not to be unreasonably withheld or delayed.

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8.9	Enforcement of Deed Poll

Nova Minerals undertakes in favour of each Scheme Participant that it will enforce the Deed Poll against Nova Minerals Corp on behalf of and as agent and attorney for the Scheme Participants.

8.10	Duty

All duty (including stamp duty), and any related fines, penalties and interest, payable in connection with the transfer by Scheme Participants of the Scheme Warrants to Nova Minerals Corp pursuant to the Scheme will be payable by Nova Minerals Corp.

8.11	Limitation of liability

None of Nova Minerals or Nova Minerals Corp nor any of their respective Representatives are liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

8.12	Governing Law

(a)	This Scheme is governed by and will be construed according to the laws of the State of New South Wales within the Commonwealth of Australia.

(b)	Each party irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Scheme; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 8.12(b)(i).

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Schedule 6

Share Scheme Deed Poll

Deed Poll – Share Scheme

Nova Minerals Corp

Deed Poll relating to proposed Scheme of Arrangement between Nova

Minerals Limited and its members

2026

THIS DEED POLL is made on                                            2026

BY:

Nova Minerals Corp (Nova Minerals Corp)

FOR THE BENEFIT OF:

Each registered holder of fully paid ordinary shares in Nova Minerals Limited ACN 006 690 348 of Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals) on the Record Date (Scheme Participants).

background

(A)	Nova Minerals and Nova Minerals Corp have entered into a scheme implementation deed dated on or about 3 March 2026 (Scheme Implementation Deed).

(B)	Under the Scheme Implementation Deed, Nova Minerals has agreed that it will propose and implement the Scheme in accordance with the Scheme Implementation Deed, pursuant to which Nova Minerals Corp will acquire all of the Scheme Shares.

(C)	Under the Scheme Implementation Deed, Nova Minerals Corp has agreed to take all steps reasonably necessary to assist Nova Minerals in proposing and implementing the Scheme in accordance with the Scheme Implementation Deed, the Scheme and this deed poll (being the Deed Poll).

(D)	Nova Minerals Corp is entering into this Deed Poll for the purposes of:

(1)	covenanting in favour of the Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

(2)	covenanting in favour of the Scheme Participants to perform the steps attributed to it under the Scheme; and

(3)	ensuring that the Scheme Consideration is provided to the Scheme Participants.

(B)	The effect of the Scheme will be that the Scheme Shares, together with all rights and entitlements attaching to them, will be transferred to Nova Minerals Corp in exchange for the Scheme Consideration.

AGREED TERMS

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Deed Poll means this deed poll.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Shareholders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals and Nova Minerals Corp.

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Scheme Participant means each person who is a Nova Minerals Shareholder on the Record Date.

Scheme Consideration means such number of Nova Minerals Corp CDIs for each Scheme Share held by Scheme Participants at 7.00 pm on the Record Date.

1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Deed Poll unless provided otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Scheme applies to the interpretation of this Deed Poll, except that references to “this Scheme” in that clause are to be read as references to “this Deed Poll”.

(b)	Clause headings in this Deed Poll do not affect the interpretation of this Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Deed Poll a reference to time is a reference to Sydney, Australia time.

2.	Nature of this Deed Poll

Nova Minerals Corp acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, even though the Scheme Participants are not party to it; and

(b)	under the Scheme, each Scheme Participant irrevocably appoints Nova Minerals and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Deed Poll against Nova Minerals Corp.

3.	Condition

3.1	Condition

The obligations of Nova Minerals Corp under this Deed Poll are subject to the Scheme becoming Effective.

3.2	Termination

The obligations of Nova Minerals Corp under this Deed Poll to Scheme Participants will automatically terminate and the terms of this Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Scheme does not become Effective on or before the End Date, unless Nova Minerals Corp and Nova Minerals otherwise agree in writing.

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3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Nova Minerals Corp is released from its obligations to further perform this Deed Poll except for any obligations which by their nature survive termination; and

(b)	each Scheme Participant retains the powers and remedies they have against Nova Minerals Corp in respect of any breach of this Deed Poll which occurs before it is terminated.

4.	Scheme obligations

Subject to clause 3, Nova Minerals Corp undertakes in favour of each Scheme Participant to:

(a)	issue and provide to the Scheme Participant (or to the Sale Agent on behalf of the Scheme Participant in accordance with the Scheme) the Scheme Consideration for each Scheme Share held by each Scheme Participant; and

(b)	undertake all other actions attributed to it under the Scheme and do all acts and things necessary or desirable on its part to give full effect to the Scheme, all in accordance with the terms of the Scheme and the Scheme Implementation Deed.

5.	Warranties

Nova Minerals Corp represents and warrants to each Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(d)	this Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Deed Poll and each transaction contemplated by this Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Nova Minerals Corp having fully performed its obligations under this Deed Poll; or

(b)	termination of this Deed Poll under clause 3.2.

7.	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of Nova Minerals Corp and each Scheme Participant under this Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of Nova Minerals Corp and Nova Minerals.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of Nova Minerals Corp and the Scheme Participant under this Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Deed Poll.

7.3	Further assurances

Nova Minerals Corp will, at its own expense, do all things reasonably required of it by law to give full effect to this Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Deed Poll is governed by and will be construed according to the laws of New South Wales, Australia.

(b)	Nova Minerals Corp irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to Nova Minerals Corp under or in connection with this Deed Poll must be in writing and:

(a)	sent to Nova Minerals Corp at:

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

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(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

(ii)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(iii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	Nova Minerals Corp must bear its own costs arising out of the negotiation, preparation and execution of this Deed Poll.

(b)	Nova Minerals Corp:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Scheme and this Deed Poll (including without limitation the acquisition or transfer of Scheme Shares pursuant to the Scheme), the performance of this Deed Poll and each transaction effected by or made under or pursuant to the Scheme and this Deed Poll; and

(ii)	indemnifies each Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

A provision of this Deed Poll may not be varied, altered or otherwise amended unless:

(b)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Shareholder); or

(c)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Shareholder), in which event Nova Minerals Corp will enter into a further deed poll in favour of each Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	Nova Minerals Corp is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed Poll or on a default under this Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	Nova Minerals Corp may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

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EXECUTED as a deed poll.

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness	Name of authorised signatory

Schedule 7

Warrant Scheme Deed Poll

Deed Poll – Warrant Scheme

Nova Minerals Corp

Deed Poll relating to proposed Scheme of Arrangement between Nova

Minerals Limited and Nova Minerals Listed Warrant Holders

2026

THIS DEED POLL is made on                                              2026

BY:

Nova Minerals Corp (Nova Minerals Corp)

FOR THE BENEFIT OF:

Each registered holder of Nova Minerals Listed Warrants in Nova Minerals Limited ACN 006 690 348 of Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161 (Nova Minerals) on the Record Date (Scheme Participants).

background

(A)	Nova Minerals and Nova Minerals Corp have entered into a scheme implementation deed dated on or about 3 March 2026 (Scheme Implementation Deed).

(B)	Under the Scheme Implementation Deed, Nova Minerals has agreed that it will propose and implement the Scheme in accordance with the Scheme Implementation Deed, pursuant to which Nova Minerals Corp will acquire all of the Scheme Warrants.

(C)	Under the Scheme Implementation Deed, Nova Minerals Corp has agreed to take all steps reasonably necessary to assist Nova Minerals in proposing and implementing the Scheme in accordance with the Scheme Implementation Deed, the Scheme and this deed poll (being the Deed Poll).

(D)	Nova Minerals Corp is entering into this Deed Poll for the purposes of:

(1)	covenanting in favour of the Scheme Participants to perform certain of its obligations under the Scheme Implementation Deed;

(2)	covenanting in favour of the Scheme Participants to perform the steps attributed to it under the Scheme; and

(3)	ensuring that the Scheme Consideration is provided to the Scheme Participants.

(E)	The effect of the Scheme will be that the Scheme Warrants, together with all rights and entitlements attaching to them, will be transferred to Nova Minerals Corp in exchange for the Scheme Consideration.

AGREED TERMS

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Deed Poll means this deed poll.

Scheme means the scheme of arrangement pursuant to Part 5.1 of the Corporations Act proposed between Nova Minerals and Nova Minerals Listed Warrant Holders together with any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by Nova Minerals and Nova Minerals Corp.

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Scheme Participant means each person who is a Nova Minerals Listed Warrant Holder on the Record Date.

Scheme Consideration means such number of Nova Minerals Corp Warrants for each Scheme Warrant held by Scheme Participants at 7.00 pm on the Record Date.

1.2	Terms defined in Scheme Implementation Deed

Words and phrases defined in the Scheme Implementation Deed have the same meanings in this Deed Poll unless provided otherwise.

1.3	Interpretation

(a)	Clause 1.2 of the Scheme applies to the interpretation of this Deed Poll, except that references to “this Scheme” in that clause are to be read as references to “this Deed Poll”.

(b)	Clause headings in this Deed Poll do not affect the interpretation of this Deed Poll.

1.4	Time for performance

(a)	If the day on or by which a payment or an act is to be done under this Deed Poll is not a Business Day, that act must be done on the next Business Day.

(b)	In this Deed Poll, if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

(c)	In this Deed Poll, a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later.

(d)	In this Deed Poll a reference to time is a reference to Sydney, Australia time.

2.	Nature of this Deed Poll

Nova Minerals Corp acknowledges that:

(a)	this Deed Poll may be relied on and enforced by any Scheme Participant in accordance with its terms, even though the Scheme Participants are not party to it; and

(b)	under the Scheme, each Scheme Participant irrevocably appoints Nova Minerals and each of its directors, officers and secretaries (jointly and each of them severally) as its agent and attorney to enforce this Deed Poll against Nova Minerals Corp.

3.	Condition

3.1	Condition

The obligations of Nova Minerals Corp under this Deed Poll are subject to the Scheme becoming Effective.

3.2	Termination

The obligations of Nova Minerals Corp under this Deed Poll to Scheme Participants will automatically terminate and the terms of this Deed Poll will be of no further force or effect, if and only if the Scheme Implementation Deed is terminated in accordance with its terms or the Scheme does not become Effective on or before the End Date, unless Nova Minerals Corp and Nova Minerals otherwise agree in writing.

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3.3	Consequences of termination

If this Deed Poll is terminated under clause 3.2, then in addition and without prejudice to any other rights, powers or remedies available to it:

(a)	Nova Minerals Corp is released from its obligations to further perform this Deed Poll except for any obligations which by their nature survive termination; and

(b)	each Scheme Participant retains the powers and remedies they have against Nova Minerals Corp in respect of any breach of this Deed Poll which occurs before it is terminated.

4.	Scheme obligations

Subject to clause 3, Nova Minerals Corp undertakes in favour of each Scheme Participant to:

(a)	issue and provide to the Scheme Participant the Scheme Consideration for each Scheme Warrant held by each Scheme Participant; and

(b)	undertake all other actions attributed to it under the Scheme and do all acts and things necessary or desirable on its part to give full effect to the Scheme, all in accordance with the terms of the Scheme and the Scheme Implementation Deed.

5.	Warranties

Nova Minerals Corp represents and warrants to each Scheme Participant that:

(a)	it is a corporation validly existing under the laws of its place of incorporation;

(b)	it has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(c)	it has taken all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll and to carry out the transactions contemplated by this Deed Poll;

(d)	this Deed Poll has been duly and validly executed and delivered by it and is valid and binding upon it; and

(e)	the execution and performance by it of this Deed Poll and each transaction contemplated by this Deed Poll did not and will not violate in any respect a provision of:

(i)	a law, judgement, ruling, order or decree being on it; or

(ii)	its constitution or other constituent documents.

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6.	Continuing obligations

This Deed Poll is irrevocable and, subject to clause 3, remains in full force and effect until the earlier of:

(a)	Nova Minerals Corp having fully performed its obligations under this Deed Poll; or

(b)	termination of this Deed Poll under clause 3.2.

7.	Miscellaneous

7.1	Assignment

(a)	The rights and obligations of Nova Minerals Corp and each Scheme Participant under this Deed Poll are personal. They cannot be assigned, charged or otherwise dealt with without the prior written consent of Nova Minerals Corp and Nova Minerals.

(b)	Any purported dealing in contravention of clause 7.1(a) is invalid.

7.2	Cumulative rights

The rights, powers and remedies of Nova Minerals Corp and the Scheme Participant under this Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Deed Poll.

7.3	Further assurances

Nova Minerals Corp will, at its own expense, do all things reasonably required of it by law to give full effect to this Deed Poll and the transactions contemplated by it.

7.4	Governing law

(a)	This Deed Poll is governed by and will be construed according to the laws of New South Wales, Australia.

(b)	Nova Minerals Corp irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this Deed Poll; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 7.4(b)(i).

7.5	Notices

Any notice or other communication to Nova Minerals Corp under or in connection with this Deed Poll must be in writing and:

(a)	sent to Nova Minerals Corp at:

Address	Suite 5 / 242 Hawthorn Road, Caulfield VIC 3161
Email	craig@novaminerals.com.au
Attention	Craig Bentley, Director of Finance and Compliance

(b)	must be signed by the party making the communication or by a person duly authorised by that party or, in the case of email, set out the full name and position or title of the duly authorised sender;

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(c)	must be delivered or posted by prepaid post to the address or emailed to the email address of the addressee in accordance with clause 7.5(a); and

(d)	will be deemed to have been given:

(i)	if delivered, on the date of delivery; or

(ii)	if sent by post, on the third day after it was put into the post (for post within the same country) or on the fifth day after it was put into the post (for post sent from one country to another); or

(iii)	if sent by email, on the earlier of the sender receiving an automated message confirming delivery or, provided no automated message is received stating that the email has not been delivered, three hours after the time the email was sent by the sender, such time to be determined by reference to the device from which the email was sent, but if the notice or other communication would otherwise be taken to be received after 5.00 pm or on a Saturday, Sunday or public holiday in the place of receipt then the notice or communication is taken to be received at 9.00 am on the next day that is not a Saturday, Sunday or public holiday in the place of receipt.

7.6	Costs

(a)	Nova Minerals Corp must bear its own costs arising out of the negotiation, preparation and execution of this Deed Poll.

(b)	Nova Minerals Corp:

(i)	must pay all duty (including stamp duty) and any related fines, penalties and interest in respect of the Scheme and this Deed Poll (including without limitation the acquisition or transfer of Scheme Warrants pursuant to the Scheme), the performance of this Deed Poll and each transaction effected by or made under or pursuant to the Scheme and this Deed Poll; and

(ii)	indemnifies each Scheme Participant against any liability arising from failure to comply with clause 7.6(b)(i).

7.7	Variation

A provision of this Deed Poll may not be varied, altered or otherwise amended unless:

(d)	before the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Listed Warrant Holder); or

(e)	on or after the Second Court Date, the variation, alteration or amendment is agreed to in writing by Nova Minerals and is approved by the Court (which such agreement may be given or withheld without reference to or approval by any Nova Minerals Listed Warrant Holder), in which event Nova Minerals Corp will enter into a further deed poll in favour of each Scheme Participant giving effect to the variation, alteration or amendment.

7.8	Waiver

(a)	A provision of or right under this Deed Poll may not be waived except in writing signed by the person granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(i)	a right arising from a breach of this Deed Poll; or

(ii)	a right, power, authority, discretion or remedy created or arising upon default under this Deed Poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)	Nova Minerals Corp is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Deed Poll or on a default under this Deed Poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)	Nova Minerals Corp may not rely on any conduct of another person as a defence to the exercise of a right, power, authority, discretion or remedy by that other person.

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EXECUTED as a deed poll.

signed, SEALed and delivered by NOVA MINERALS CORP in the presence of:

Signature of witness	Signature of authorised signatory

Name of witness	Name of authorised signatory